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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WALKER & DUNLOP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 14, 2020
10:00 a.m. Eastern Daylight Time

Dear Stockholder:

        You are cordially invited to attend our 2020 annual meeting of stockholders to be held on Thursday, May 14, 2020, at 10:00 a.m., Eastern Daylight Time, at

Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814

for the following purposes:

  1.
  To elect eight directors from the nominees named in this proxy statement to serve one-year terms expiring at the 2021 annual meeting of stockholders;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

  3.
  To vote on an advisory resolution to approve executive compensation;

  4.
  To approve adoption of the Company's 2020 Equity Incentive Plan, which constitutes an amendment and restatement of the Walker & Dunlop, Inc. 2015 Equity Incentive Plan, as amended; and

  5.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        Only stockholders of record at the close of business on March 13, 2020 will be entitled to notice of and to vote at the meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS FOR VOTING ACCOMPANYING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, YOUR PROXY OR VOTING INSTRUCTION CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
March 27, 2020

Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the company's Annual Meeting of Stockholders may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the company and available at www.walkerdunlop.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 14, 2020:

The Proxy Statement and Annual Report to Stockholders are available free of charge at http://www.edocumentview.com/WD.

i

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WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why is this proxy statement being made available?

        We have made this proxy statement available to you because you own shares of common stock of Walker & Dunlop, Inc. This proxy statement contains information related to the solicitation of proxies for use at our 2020 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, May 14, 2020 at Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the company's Annual Meeting of Stockholders may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the company and available at www.walkerdunlop.com.

        This solicitation is made by Walker & Dunlop, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms "we," "our," "us" and the "Company" refer to Walker & Dunlop, Inc. The Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") is first being mailed to stockholders beginning on or about April 3, 2020.

Why did I receive a Notice of Internet Availability in the mail instead of a printed set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability in the mail. The Notice of Internet Availability instructs you on how to access and review the proxy statement and 2019 Annual Report to Stockholders over the internet. The Notice of Internet Availability also instructs you on how you may submit your proxy over the internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.

        If you received a Notice of Internet Availability in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability.

What information is presented in this proxy statement?

        The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, information about our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2019, and other required information.

Who is entitled to vote at the annual meeting?

        Only holders of record of our common stock at the close of business on March 13, 2020, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

        When you vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, you appoint Richard M. Lucas and William M. Walker as your representatives to vote your common stock at the annual meeting. Messrs. Lucas and Walker, or either of them, will vote your common stock as you instruct. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, in advance.

Who can attend the annual meeting?

        If you are a holder of our common stock at the close of business on March 13, 2020, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of stock ownership and valid picture identification, such as a driver's license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

        Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (301) 202-3207.

What will constitute a quorum at the annual meeting?

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on March 13, 2020 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the annual meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

What are the voting rights of stockholders?

        As of March 13, 2020, there were 31,059,464 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

        If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by attending the meeting and voting in person or you may provide your proxy via the internet, telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card.

        If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a "legal proxy" from your broker to vote at the annual meeting. Contact your broker or nominee for specific information on how to obtain a legal proxy in order to attend and vote your shares at the meeting.

How are votes counted?

        If your vote is made in accordance with the instructions in the Notice of Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, and your vote is not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return a signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote "FOR" the election of all nominees for our Board of Directors named in this proxy statement (Proposal 1); "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year (Proposal 2); "FOR" the advisory resolution to approve executive compensation (Proposal 3); and "FOR" the approval of the adoption of the Company's 2020 Equity Incentive Plan (the "Plan"), which constitutes an amendment and restatement of the Walker & Dunlop, Inc. 2015 Equity Incentive Plan, as amended (Proposal 4).

        In the election of directors (Proposal 1), you may either vote "FOR ALL" the nominees or to "WITHHOLD" your vote with respect to all, one or more of the nominees. Regarding the ratification of our independent registered public accounting firm (Proposal 2), you may vote "FOR," "AGAINST" or "ABSTAIN." Regarding the advisory resolution to approve executive compensation (Proposal 3), you may vote "FOR," "AGAINST" or "ABSTAIN." Regarding the approval of the adoption of the Plan (Proposal 4), you may vote "FOR," "AGAINST" or "ABSTAIN." If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm, advisory resolution to approve executive compensation or the approval of the adoption of the Plan, your shares of common stock will be counted as present, including for purposes of establishing a quorum. With respect to Proposals 2 and 3, abstentions will not count as votes cast and will have no effect on the result of the vote. However, because stockholder approval of the Plan is required under the rules of the New York Stock Exchange, or NYSE, and because the NYSE treats abstentions as votes cast, if you ABSTAIN from voting on Proposal 4, the abstention will have the effect of a vote against such proposal. Broker non-votes will not count as votes cast for a proposal and will have no effect on the result of the vote.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

        If you are a stockholder of record and you do not cast your vote, votes will not be cast on your behalf on any of the items of business at the annual meeting. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3) or the approval of the adoption of the Plan (Proposal 4). Under applicable rules, the bank or broker that holds your shares does not have the ability to vote your uninstructed shares on Proposals 1, 3 or 4 on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote on Proposals 1, 3 or 4, votes will not be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2).

May I change my vote?

        Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, in person at the annual meeting or by mail, or (ii) delivering instructions to our Secretary at our principal executive offices located at 7501 Wisconsin Avenue,

Suite 1200E, Bethesda, Maryland 20814. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

        If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

How many votes are needed to approve each of the proposals?

        A nominee for director shall be elected to the Board of Directors (Proposal 1) if such nominee receives the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such nominee. If a nominee who is an incumbent director does not receive the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such nominee, the director shall offer his or her resignation to the Board of Directors and the Board will consider whether to accept or reject the director's offer to resign. Abstentions and broker non-votes will have no effect on the outcome of the election. Ratification of our independent registered public accounting firm (Proposal 2), the advisory resolution to approve executive compensation (Proposal 3) and the approval of the adoption of the Plan (Proposal 4) will require the affirmative vote of the holders of a majority of the votes cast. With respect to Proposals 2 and 3, abstentions will not count as votes cast and will have no effect on the result of the vote. However, because stockholder approval of the Plan is required under the rules of the NYSE and because the NYSE treats abstentions as votes cast, if you ABSTAIN from voting on Proposal 4, the abstention will have the effect of a vote against such proposal. Broker non-votes will not count as votes cast for a proposal and will have no effect on the result of the vote.

Will any other matters be voted on?

        As of the date of this proxy statement, we do not know of any matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the annual meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, including the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons' out-of-pocket expenses. We have retained MacKenzie Partners, Inc. to solicit proxies for a fee of approximately $22,500 plus reasonable expenses.

Is there a list of stockholders entitled to vote at the annual meeting?

        The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, by contacting the Secretary.

How can I obtain a copy of the 2019 Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2019?

        You may access, read and print copies of the proxy materials for this year's annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: http://www.edocumentview.com/WD.

        We file annual, quarterly and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements or other information we file with the Securities & Exchange Commission ("SEC") on the website maintained by the SEC at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request a copy of our Annual Report on Form 10-K, free of charge, by following the instructions on the Notice of Internet Availability or by mailing a written request to: Walker & Dunlop, Inc., Attention: Investor Relations, 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

        You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement, or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1:    Election of Directors for a One-Year Term Expiring at the 2021 Annual Meeting of Stockholders

        Our Board of Directors, or the Board, is currently comprised of eight directors, each with terms expiring at the 2020 annual meeting. Our Nominating and Corporate Governance Committee has recommended to our Board the eight nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2021 annual meeting and until their successors are duly elected and qualified. Following the Nominating and Corporate Governance Committee's recommendation, our Board has nominated those persons set forth below.

        Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that, if these nominees are elected, the following six directors are "independent" directors under the rules of the New York Stock Exchange, or NYSE: Alan J. Bowers, Ellen D. Levy, Michael D. Malone, John Rice, Dana L. Schmaltz and Michael J. Warren.

        The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

  Vote Required

        A nominee for director shall be elected to the Board of Directors (Proposal 1) if such nominee receives the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such nominee. If a nominee who is an incumbent director does not receive the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such director, the director shall offer his or her resignation to the Board of Directors and the Board will consider whether to accept or reject the director's offer to resign. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are not voted (whether by broker non-vote or otherwise) will not be counted as votes cast, and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH BELOW.

Nominees for Election for a One-Year Term Expiring at the 2021 Annual Meeting of Stockholders

        The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Title
William M. Walker	52	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	61	President and Director
Alan J. Bowers	65	Lead Director
Ellen D. Levy	50	Director
Michael D. Malone	66	Director
John Rice	53	Director
Dana L. Schmaltz	53	Director
Michael J. Warren	52	Director

        Set forth below are descriptions of the backgrounds and principal occupations of each of our nominees for director, and the period during which he or she has served as a director. Also set forth below are specific experience, qualifications, skills and attributes that supported the Board's determination to nominate the director for re-election.

William M. Walker
Chairman and Chief Executive Officer, Walker & Dunlop, Inc.

Committees: None; member of management

EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES

•

Executive leadership, strategic planning and commercial real estate experience as chairman and chief executive officer of Walker & Dunlop

•

Affiliation with leading commercial real estate policy associations as a member of the boards of Mortgage Bankers Association and Federal City Council

•

Previous outside board experience as a director of District of Columbia Water and Sewer Authority and Transcom Worldwide S.A., a publicly traded European outsourcing company

        Mr. Walker has been a member of our Board since July 2010 and a board member of Walker & Dunlop, LLC, our operating company, or its predecessors since February 2000. In September 2003, Mr. Walker became the executive vice president and chief operating officer of Walker & Dunlop and served as the president of Walker & Dunlop from January 2005 to April 2015, and has served as the chief executive officer since January 2007. Mr. Walker currently serves on the boards of the Children's National Medical Center, the Federal City Council and the Mortgage Bankers Association and on the board of trustees of the St. Albans School at the National Cathedral. Mr. Walker served as chairman of the board of directors of the District of Columbia Water and Sewer Authority from 2008 until 2012. He also served on the board of directors of Transcom Worldwide S.A., a publicly traded European outsourcing company, from 2004 to 2006, and served as its chairman of the board from 2006 to

January 2012. Mr. Walker received his Bachelor of Arts in Government from St. Lawrence University and his Master's in Business Administration from Harvard University.

Howard W. Smith, III.
President, Walker & Dunlop, Inc.

Committees: None; member of management

EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES

•

Executive leadership, strategic planning and commercial real estate experience as president of Walker & Dunlop and previous distinguished service as a senior loan originator at the Company for over 30 years

•

Affiliation with leading commercial real estate policy associations (member of the board of National Multi Housing Council)

        Mr. Smith has been a member of our Board since July 2010, and previously served as our executive vice president & chief operating officer from July 2010 to April 2015, when he was promoted to president. Mr. Smith joined Walker & Dunlop in November 1980 and has been a member of the management team since 1988. Mr. Smith served as Walker & Dunlop, LLC's executive vice president & chief operating officer from 2004 to April 2015, when he was promoted to president. He also has served as a board member of Walker & Dunlop, LLC or its predecessors since 2004. As president, Mr. Smith is responsible for our Multifamily, FHA Finance, Capital Markets and Property Sales groups. Mr. Smith is a member of the board of directors of the National Multi Housing Council and a member of the board of advisors to the Williams School of Commerce, Economics and Politics at Washington and Lee University. Mr. Smith received his Bachelor of Arts in Economics from Washington & Lee University.

Alan J. Bowers
Lead Director of Walker & Dunlop, Inc. and Retired President and Chief Executive Officer, Cape Success, LLC, a private staffing service and information technology solutions business
Committees:   Audit (chair);   Nominating & Corporate Governance
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES

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Executive leadership experience as chief executive officer of Cape Success, LLC, MarketSource Corporation and MBL Life Insurance Corporation

•

Experience as a certified public accountant at Coopers & Lybrand, L.L.P., a certified public accounting company

•

Current public company board experience as a director of CorePoint Lodging Inc. and Ocwen Financial Corporation

        Mr. Bowers has been a member of our Board since December 2010. Prior to his retirement in 2005, Mr. Bowers was the president and chief executive officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, from 2001 to 2004. Mr. Bowers was also the president and chief executive officer and a board member of MarketSource Corporation, a marketing and sales support service firm, from 2000 to 2001, and of MBL Life Assurance Corporation, a life insurance firm, from 1995 to 1999. Mr. Bowers has been a certified public accountant since 1978 and served as staff auditor, audit partner and managing partner, serving a diverse client base during his tenure at Coopers & Lybrand, L.L.P. from 1978 to 1995 and a staff accountant with Laventhol & Horwath, CPAs from 1976 to 1978. Mr. Bowers is a member of the board of directors of CorePoint Lodging Inc., a publicly traded U.S. lodging real estate investment trust, where he is the audit committee chairman and a member of the compensation and nominating and corporate governance committees, and Ocwen Financial Corporation, a publicly traded residential mortgage lending and servicing company, where he is audit committee chairman and a member of the risk and compliance committee. Mr. Bowers previously served on the board and as audit committee chairman of La Quinta Holdings Inc., a publicly traded hotel chain, from April 2014 to May 2018. Mr. Bowers received his Master's in Business Administration from St. John's University and his Bachelor of Science in accounting from Montclair State University.

Ellen D. Levy
Managing Director, Silicon Valley Connect, LLC, a management consulting firm
Committees:   Nominating & Corporate Governance

EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES

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Executive leadership and strategic planning and technology experience as vice president of strategic investments at LinkedIn Corporation

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Current public company board experience as a director of Instructure, Inc.

        Ellen Levy has been a member of our Board since March 2019. Dr. Levy serves as managing director of Silicon Valley Connect, LLC, a management consulting company she founded. From 2008 to April 2012, Dr. Levy served in various roles at LinkedIn Corporation, a professional social networking internet service, including as its vice president of strategic initiatives from March 2010 to April 2012. Dr. Levy is a member of the board of directors of Instructure, Inc., a publicly traded educational technology company, where she is a member of the compensation and nominating and corporate governance committees. Dr. Levy received her Bachelor of Arts from the University of Michigan and a Master's and Doctorate in cognitive psychology from Stanford University.

Michael D. Malone
Retired Managing Director, Fortress Investment Group LLC, a global private equity firm
Committees:   Audit;   Compensation (chair)

EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES

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Executive leadership and strategic planning experience as managing director of Fortress Investment Group LLC

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Investment banking experience at Banc of America Securities

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Current public company board experience as a director of Mr. Cooper Group Inc. and New Senior Investment Group Inc.

        Mr. Malone has been a member of our Board since November 2012. From February 2008 to February 2012, Mr. Malone served as managing director of Fortress Investment Group LLC, where he was in charge of the Charlotte, North Carolina office and responsible for the business of the capital formation group in the southeast and southwest regions of the United States. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as a senior executive banker and managing director. Over those years, Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities, including real estate, gaming, lodging, leisure and the financial sponsors businesses. Mr. Malone is a member of the board of directors of Mr. Cooper Group Inc., a publicly traded non-bank residential mortgage lender, where he is the nominating and corporate governance committee chairman and a member of the audit and compensation committees, and New Senior Investment Group Inc., a publicly traded internally managed real estate investment trust, where he is the compensation committee chairman and a member of the audit committee. Mr. Malone received his Bachelor of Science in General Studies from the University of Kentucky.

John Rice
Chief Executive Officer, Management Leadership for Tomorrow, a national non-profit organization
Committees:  Compensation; Nominating & Corporate Governance (chair)

EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES

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Executive leadership and strategic planning experience as CEO of Management Leadership for Tomorrow and previously as managing director of NBA Japan, an affiliate of the National Basketball Association

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Marketing experience as director of marketing for Latin America for the National Basketball Association

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Experience as a university trustee

        Mr. Rice has been a member of our Board since July 2010 and served as our Lead Director from September 2010 to June 2012. Mr. Rice is the chief executive officer of Management Leadership for Tomorrow, a national non-profit organization that he founded in 2001. Management Leadership for Tomorrow equips under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. Prior to Management Leadership for Tomorrow, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Before joining the National Basketball Association, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing, and two years with AT&T. Mr. Rice is a member of the Yale University board of trustees and serves on the boards of several non-profits, including the Woodrow Wilson Fellowship Foundation and New Profit. Mr. Rice received his Bachelor of Arts from Yale University and his Master's in Business Administration from Harvard University.

Dana L. Schmaltz
Founder and Partner, Yellow Wood Partners, LLC, a private equity firm focused on the consumer products industry
Committees:  Compensation; Nominating & Corporate Governance

EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES

•

Executive leadership and strategic planning experience as founder and partner at Yellow Wood Partners, LLC

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Experience acquiring and operating several portfolio companies in various roles

•

Chief financial officer experience at Blacksmith Brands, Inc.

        Mr. Schmaltz has been a member of our Board since December 2010. Mr. Schmaltz is currently a partner at Yellow Wood Partners, LLC, a private equity firm he founded, which is focused on the consumer products industry. Mr. Schmaltz was the co-founder, director and chief financial officer of Blacksmith Brands, Inc., a privately owned consumer products company that was created in September 2009. As the co-founder and a senior manager of Blacksmith Brands, Mr. Schmaltz was responsible for overseeing the operations of the business with the senior management team, as well as for developing future acquisition opportunities for the company. Prior to founding Blacksmith Brands, Mr. Schmaltz was a managing partner of West Hill Partners, LLC, a Boston-based private equity firm, from 2007 to 2009. Prior to that, Mr. Schmaltz was the president of J.W. Childs Associates, LP, a private equity fund, where he focused on investments in the consumer/specialty retail sector, and served as partner of J.W. Childs from 1997 to 2007. Mr. Schmaltz received his Bachelor of Arts in History from Dartmouth College and his Master's in Business Administration from Harvard University.

Michael J. Warren
Global Managing Director, Albright Stonebridge Group, a global strategic advisory and commercial diplomacy firm
Committees:  Audit

EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES

•

Executive leadership and strategic planning experience as the global managing director of Albright Stonebridge Group

•

U.S. Government service (former senior advisor, treasury and economic agencies and as co-lead, treasury and federal reserve agency review teams of the Obama-Biden presidential transition)

•

Chief financial officer experience at Stonebridge International

•

Current public company board experience as a director of MAXIMUS Inc.

        Mr. Warren has been a member of our Board since February 2017. Mr. Warren is the global managing director of Albright Stonebridge Group ("ASG"), a global strategic advisory and commercial diplomacy firm. He served as ASG's managing partner from 2013 to 2017 and as one of its partners from 2009 to 2013. Prior to ASG, he served as the chief operating officer and chief financial officer of Stonebridge International from 2004 to 2009, where he managed operations, business development, finance and personnel portfolios before leading the firm's merger with The Albright Group. Mr. Warren served in various capacities in the Obama Administration, including as senior advisor, treasury and economic agencies and as co-lead, treasury and federal reserve agency review teams of the Obama-Biden presidential transition. Mr. Warren is a member of the board of directors of MAXIMUS Inc., a publicly traded operator of government, health and human service programs, where he serves as a member of the compensation, nominating and corporate governance and technology committees. He also serves as chairman of the board and trustee of the District of Columbia Retirement Board, a member of the board of trustees and of the risk and audit committees of Commonfund, and as a member of the Yale University board of trustees and Yale School of Management board of advisors. He holds Bachelor of Arts degrees from Yale University and Balliol College, University of Oxford, where he was a Rhodes Scholar.

Corporate Governance Information

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:

  •
  Corporate Governance Guidelines;

  •
  Code of Business Conduct and Ethics;

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  Charter of the Audit Committee of the Board of Directors;

  •
  Charter of the Compensation Committee of the Board of Directors;

  •
  Charter of the Nominating and Corporate Governance Committee of the Board of Directors; and

  •
  Complaint Procedures for Accounting and Auditing Matters.

        From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.walkerdunlop.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:

Walker & Dunlop, Inc.
Attn: Investor Relations
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

        References to our website address throughout this proxy statement are for informational purposes only, or to fulfill specific disclosure requirements of the SEC's rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement.

  Director Independence

        Our bylaws and Corporate Governance Guidelines conform to the NYSE rules, which require us to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as "independent" unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company's director independence:

  •
  a director who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

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  a director who has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

  •
  a director who is, or whose immediate family member is, a current partner of a firm that is the company's internal or external auditor is not independent; a director who is a current employee of such a firm is not independent; a director who has an immediate family member who is a current employee of such a firm and personally works on the company's audit is not independent; and a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the company's audit within that time is not independent;

  •
  a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company's present executive officers at the same time serve or served on the other company's compensation committee is not independent until three years after the end of such service or the employment relationship; and

  •
  a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent.

        To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board assesses annually the independence of all directors and director nominees. In accordance with the independence criteria established by the Board from time to time, our Board considers all relevant facts and circumstances in order to make an affirmative determination as to whether any director has a direct or indirect material relationship to the Company. In assessing the materiality of a director's or nominee's relationship with the Company, the Board considers the issues from the director's or nominee's standpoint and from the perspective of the persons or organization with which the director or nominee has an affiliation. Our Board has evaluated the status of each current director, and has affirmatively determined, after considering the relevant facts and circumstances and the independence standards set forth above, that each of Alan J. Bowers, Ellen D. Levy, Michael D. Malone, John Rice, Dana L. Schmaltz and Michael J. Warren is independent, as defined in the NYSE rules, and that none of these directors has a material relationship with us.

  Board Leadership Structure

        Mr. Walker serves as the Company's Chairman and Chief Executive Officer. The Board has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company and believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.

        Nevertheless, the Board understands that the structure of the Board must encourage the free and open dialogue of competing views and provide for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        The Board is committed to maintaining a "Lead Director" as a matter of good corporate governance. The Lead Director is an independent director consistent with criteria established by the NYSE, and will be selected on an annual basis by a majority of the independent directors then serving on the Board. The role of the Lead Director is to serve as liaison between (i) the Board and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board. The Lead Director serves as the focal point of communication to the Board regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The Lead Director reviews and provides input on full Board meeting agendas, and plays a central role in developing, managing and overseeing our annual Board self-assessment process along with the Chairman of the Nominating and Corporate Governance Committee. The Lead Director acts as chairman of executive sessions of our independent directors and also provides the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group. In addition, the Lead Director serves as the communication conduit for third parties who wish to communicate with the Board. Our current Lead Director is Mr. Bowers.

        The Board carefully considers the effectiveness of the Board leadership structure at least annually in connection with its self-assessment.

  Executive Sessions of Non-Management and Independent Directors

        Pursuant to our Corporate Governance Guidelines and the NYSE rules, in order to promote open discussion among independent directors, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions of only independent directors. See "—Director Independence" for a list of our independent directors. The Lead Director acts as chairman of each of the executive sessions described above.

  Communications with the Board

        Stockholders and other interested parties may communicate with the Board (i) by sending any correspondence they may have in writing to the "Lead Director" c/o the General Counsel & Secretary of Walker & Dunlop, Inc., at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, who will then directly forward such correspondence to the Lead Director, or (ii) by e-mailing correspondence directly to the Lead Director at leaddirector@walkerdunlop.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

  Board Meetings and Director Attendance

        Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year and additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held 10 Board meetings in 2019. Each of our directors attended at least 75% of the total regularly scheduled and special meetings of the Board and the committees on which he or she served. Additionally, pursuant to our Corporate Governance Guidelines, the directors are encouraged, but not required, to attend our annual meetings of stockholders. One of the eight directors elected to the Board at the 2019 annual meeting of stockholders attended the meeting.

  Criteria for Board Membership

        The Board has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee's goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

  •
  high integrity;

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  an ability to exercise sound judgment;

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  an ability to make independent analytical inquiries;

  •
  a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

  •
  a reputation, both personal and professional, consistent with the image and reputation of the Company.

        In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

  •
  diversity, age, background, skills and experience;

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  knowledge and contacts in the communities in which the Company conducts business and in the Company's industry or other industries relevant to the Company's business;

  •
  knowledge and expertise in various areas deemed appropriate by the Board;

  •
  fit of the individual's skills, experience, and personality with those of other directors in maintaining an effective, collegial and responsive Board;

  •
  whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC; and

  •
  whether the person would qualify as an "independent" director under the NYSE's listing standards and our Corporate Governance Guidelines.

        Neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in areas that are relevant to the Company's activities, including, for example, experience in commercial real estate, commercial lending, technology and finance and experience as a board member of a publicly traded company. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Nominating and Corporate Governance Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.

        The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) our stockholders and (iii) others as it deems appropriate. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates. The Nominating and Corporate Governance Committee has retained a third-party search firm to identify qualified director candidates.

        As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee's process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below.

        After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board's director nominees for stockholders to consider and vote upon at the stockholders' meeting.

  Board Refreshment

        The Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance of maintaining longer-serving directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. At the time of our Initial Public Offering in 2010, the Board was comprised of eight directors, six of whom were not members of management and five of whom were independent. Since our 2010 initial public offering:

  •
  three of the six non-management directors who were serving on the Board as of our initial public offering have left the Board;

  •
  we added a sixth independent director;

  •
  the Lead Director and the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees have changed; and

  •
  we have expanded the representation of women and minorities to comprise three of the six independent directors.

        The Nominating and Corporate Governance Committee has retained a third-party search firm to identify qualified director candidates.

  Engagement with Shareholders

        We have always valued our relationship with our shareholders, and throughout 2019, have held numerous meetings with our shareholders. During these meetings, we discussed our financial and operating results, our corporate governance, executive compensation and matters of corporate and social responsibility.

  Our Growth Strategy and Alignment of Director Skills and Experience

        In 2016, we implemented a strategy with the goal of reaching at least $1 billion of annual revenues by the end of 2020 by accomplishing the following milestones: (i) $30 to $35 billion of annual loan origination volume, (ii) annual multifamily property sales volume of $8 to $10 billion, (iii) an unpaid principal balance of at least $100 billion in our servicing portfolio and (iv) $8 to $10 billion of assets under management. We have made great progress towards achieving these milestones, and will continue to focus on the following areas:

  •
  defend our market position as a leading provider of capital to multifamily borrowers;

  •
  continue to expand our capital markets and property sales teams; and

  •
  develop proprietary sources of capital through our interim lending program, our joint venture with an affiliate of Blackstone Mortgage Trust, Inc. and our investment management platform.

        Successful execution of our growth strategy will involve organic growth, recruiting additional bankers and brokers and acquisitions. The Board believes that, collectively, the nominees bring to the Board, through a variety of backgrounds and experiences, including through education, direct hands-on experience and managerial roles, a diverse range of skills and experience in relevant areas that align with our growth strategy, as depicted in the following table:

Director Experience
	Commercial Real Estate	Commercial Lending	Investment Advisory/Mergers & Acquisitions	Executive Leadership	Other Public Board Experience
Alan J. Bowers	✓			✓	✓
Ellen D. Levy			✓	✓	✓
Michael D. Malone	✓	✓	✓	✓	✓
John Rice				✓
Dana L. Schmaltz			✓	✓
Howard W. Smith	✓	✓		✓
William M. Walker	✓	✓	✓	✓	✓
Michael J. Warren		✓	✓	✓	✓

  Stockholder Recommendations of Director Nominees

        For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices (the "Stockholder Notice") not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting, nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Stockholder Notice must set forth:

  •
  as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) a description of all agreements, arrangements or understandings between such stockholder and such potential nominee (and any other person or persons), pursuant to which the nomination is made, and (B) all other information relating to such potential nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  as to the stockholder giving such Stockholder Notice, (A) the name and address of such stockholder, as they appear on the Company's books, (B) the class or series and number of shares of stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, including through general or limited partnerships, as of the date of the Stockholder Notice, and a representation that such stockholder will notify the Company in writing of such information as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any affiliates, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be, and (E) a representation as to whether such stockholder intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares of stock required to elect the proposed director nominee or to approve or adopt the other business proposal, and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal.

        For purposes of the bulleted paragraphs above, references to "stockholder" include any beneficial owners on whose behalf the director nomination is made. See also "OTHER MATTERS—Stockholder Proposals and Nominations for the 2021 Annual Meeting."

  Code of Ethics for Principal Executive Officer and Senior Financial Officers; Code of Business Conduct

        We have adopted the Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This code is intended to:

  •
  deter wrongdoing;

  •
  encourage honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

  •
  ensure compliance with applicable governmental laws, rules and regulations;

  •
  support the prompt internal reporting of violations of the Code of Ethics for Principal Executive Officer and Senior Financial Officers to the appropriate persons identified in the Code of Ethics for Principal Executive Officer and Senior Financial Officers; and

  •
  create accountability for adherence to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.

        We have also adopted the Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.

        We have posted both our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Ethics for Principal Executive Officer and Senior Financial Officers to our website.

        In addition to the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the individual designated by our Chief Executive Officer as our compliance officer (currently, our Executive Vice President, General Counsel & Secretary, Richard M. Lucas) or Audit Committee Chairman, will:

  •
  determine whether the complaint or concern is an accounting complaint and, when possible, acknowledge receipt of the complaint or concern to the reporting person;

  •
  review the complaint in a manner determined by and with the oversight of the Audit Committee and with input from the compliance officer or such other persons, including any third-party investigative parties, as the Audit Committee determines to be appropriate;

  •
  appoint one or more internal and/or external investigators to promptly and fully investigate such accounting complaints under the supervision of the compliance officer and, as may be appropriate, the Audit Committee;

  •
  provide the reporting person, to the extent possible and appropriate, the name and contact information for the investigator(s) assigned to the accounting complaint;

  •
  maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review;

  •
  coordinate with other Board committees and government authorities, as appropriate, to the extent that an accounting complaint relates to an ongoing government audit, inspection or investigation;

  •
  obtain advice and assistance from and retain, at the Company's expense, investigators, internal or outside legal counsel and other advisors, as may be appropriate; and

  •
  take prompt and appropriate corrective or remedial action when and as warranted in the judgment of the Audit Committee.

  Risk Oversight

        The Board continuously monitors risk oversight and designates one meeting each year at which the Board works with management to conduct an in-depth review of the Company's strategic plans and identify the principal issues and risks to accomplishing its strategy. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee's expertise or charter. For example, the Audit Committee oversees our financial statements, internal control over financial reporting, compliance with legal and regulatory requirements and the performance of our internal audit function. The Audit Committee also receives reports, at least quarterly, on information and cyber security matters. Generally, the ongoing monitoring of risk and risk mitigation activities have been implemented under the oversight of the full Board, which will use the Board committees as appropriate to oversee management's monitoring and mitigation of risks identified by management that are consistent with the respective Committees' oversight authorities. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to more effectively monitor the risks that relate to the committees' respective oversight authorities.

        An important feature of the Board's risk oversight function is to receive regular updates from its committees and management, as appropriate. For example, each year our senior management will work with the head of our internal audit function, who reports directly to the Audit Committee, to develop an audit plan designed to address key corporate governance controls, financial reporting and internal control risks and pre-implementation reviews of significant corporate projects. This plan will subsequently be reviewed by the Audit Committee, and our internal auditors will report the audit results to the Audit Committee on a quarterly basis, or more frequently as needed. The internal auditors also meet regularly with the Audit Committee in executive session. In addition, our General

Counsel meets regularly in executive session with the Audit Committee and the Nominating and Corporate Governance Committee and provides them with regular updates regarding material litigation and legal and regulatory compliance matters.

        The Compensation Committee is responsible for overseeing compensation risk, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee is charged with monitoring our equity-based compensation plans, including employee benefit plans. The Nominating and Corporate Governance Committee oversees risk related to our overall governance, including Board and committee composition, Board size and structure, director independence and ethical and business conduct.

        A committee of senior management comprised of the leaders of our balance sheet loan origination, loan underwriting, accounting, legal, human resources, investment advisory, information technology, investor relations, internal audit and treasury groups prepare a written report to the full Board at least quarterly, describing key risks faced by us and how they are addressed. Additionally, the full Board is kept informed of each committee's risk oversight and related activities through standard reports to the Board by each committee chairman, frequent non-member attendance at committee meetings and committee meeting minutes and resolutions which are made available to all directors. Strategic, operational and competitive risks are presented and discussed at the Board's regular quarterly meetings. In addition to receiving direct information from its committees, the Board receives updates directly from members of management. As needed between Board meetings, Mr. Walker, our Chairman and Chief Executive Officer, provides reports to the Board on the critical issues we face and the recent developments in our business units, including identified risks. Additionally, Mr. Smith, due to his position as President, is able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company's day-to-day operations.

Board Committees

        The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are "independent" under NYSE rules as discussed under "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Corporate Governance Information—Director Independence." In addition, the members of the Audit and Compensation Committees satisfy the additional independence criteria applicable to members of such committees under SEC and NYSE rules.

        The table below provides membership information for each of the Board committees as of March 13, 2020 and the number of meetings held by each committee in 2019:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Alan J. Bowers	X	†*			X
Ellen D. Levy					X
Michael D. Malone	X	†	X	*
John Rice			X		X	*
Dana L. Schmaltz			X		X
Michael J. Warren	X	†
2019 Meetings	7		7		5

*
Committee Chairman

†
Audit Committee Financial Expert

  Audit Committee

        Our Audit Committee consists of Alan J. Bowers, Michael D. Malone and Michael J. Warren, three of our independent directors, with Mr. Bowers serving as the Audit Committee's Chairman. Each of Messrs. Bowers, Malone and Warren qualifies as an "audit committee financial expert" as that term is defined by the applicable SEC regulations. Our Board has also determined that each Audit Committee member is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:

  •
  our accounting and financial reporting processes;

  •
  the integrity of our consolidated financial statements and financial reporting processes;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function;

  •
  our policies and procedures with respect to risk assessment and risk management, including key risks to which we are subject and the steps we have taken to monitor and control exposure to such risks, which is overseen in consultation with our management, and the full Board, as appropriate; and

  •
  review and approval of any related party transactions.

        The Audit Committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

        Our Audit Committee charter and the corporate governance rules of the NYSE require that, in the event a director simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of that member to effectively serve on our Audit Committee and disclose that determination. None of our Audit Committee members serves on the audit committees of more than three public companies (including our Audit Committee).

        The Audit Committee met seven times in 2019.

  Compensation Committee

        Our Compensation Committee consists of Michael D. Malone, John Rice and Dana L. Schmaltz, three of our independent directors, with Mr. Malone serving as the Compensation Committee's Chairman. We have adopted a Compensation Committee charter that details the principal functions of the Compensation Committee, including:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers' compensation, evaluating our executive officers' performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

  •
  reviewing and approving the compensation of our executive officers, subject to the terms and conditions of any pre-existing employment agreements;

  •
  reviewing and evaluating, as it deems appropriate, the compensation for directors, including board committee retainers, meeting fees, equity-based compensation and such other forms of compensation as the compensation committee may consider appropriate and recommending to the Board, as appropriate, changes to such compensation;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our annual cash incentive plan and equity-based compensation plan;

  •
  determining the number and terms of equity awards to be granted to our directors, executive officers and other employees pursuant to these plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing the Company's policies and procedures with respect to risk assessment and risk management for compensating all employees, including non-executive officers, and reporting its findings to the Board.

        Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.

        The Board has established a special committee of the Board (the "Non-Executive Equity Award Committee"), currently comprised of Messrs. Walker, our Chairman and Chief Executive Officer, and Smith, our President, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2015 Equity Incentive Plan. As of March 13, 2020, those grants may not exceed a total of 111,141 shares. The Non-Executive Equity Award Committee's authority does not in any way limit the Compensation Committee's authority to administer the 2015 Equity Incentive Plan.

        Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Pay Governance LLC ("Pay Governance") in 2019 to act as its compensation consultant. Pay Governance reported directly to the Compensation Committee and the Compensation Committee had the sole authority to terminate the engagement.

        Pay Governance's primary roles for 2019 were to:

  •
  re-assess the peer group identified by our Compensation Committee in 2018 against which our 2019 performance and non-employee director and executive pay should be examined;

  •
  advise on the performance metrics, rigor of performance goals and structure of our 2019 annual cash incentive plan and our 2019-2021 long-term performance share plan;

  •
  evaluate our executive compensation programs and provide recommendations regarding executive compensation strategy and policies, including a review of philosophy, comparative review of total direct compensation at our peer group companies (for example, base salary, short- and long-term incentives and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

  •
  assess the alignment of named executive officer ("NEO") compensation to our performance;

  •
  evaluate and analyze our compensation policies and practices for our NEOs and our loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us;

  •
  review the Compensation Discussion and Analysis section of our annual proxy statement;

  •
  advise the Compensation Committee on executive and director compensation trends and best practices; and

  •
  attend selected Compensation Committee meetings.

        Pay Governance did not provide any other services to the Company. The Compensation Committee concluded that Pay Governance had no conflicts of interest during fiscal year 2019. In reaching this conclusion, the Compensation Committee considered all relevant factors, including the six independence factors relating to committee advisors that are specified in the NYSE rules. These factors are:

  •
  the provision of other services to the company by an advisor's employer;

  •
  the amount of fees received from the company by an advisor's employer as a percentage of the total revenue of the advisor's employer;

  •
  the policies and procedures of an advisor's employer that are designed to prevent conflicts of interest;

  •
  any business or personal relationship of an advisor with a member of the committee;

  •
  any stock of the company owned by an advisor; and

  •
  any business or personal relationship of an advisor or the advisor's employer with an executive officer of the Company.

        For further discussion of the role of the Compensation Committee in the executive compensation decision-making process, and for a description of the nature and scope of Pay Governance's assignments, see the section titled "COMPENSATION DISCUSSION AND ANALYSIS."

        Our Compensation Committee considers the recommendations of Mr. Walker regarding any Company and individual performance targets, assessments of performance and compensation levels generally for our named executive officers. Mr. Walker presents a self-assessment of his own individual performance to the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee considers the compensation determination without Mr. Walker and other members of management being present. Senior members of the human resources, legal, finance and accounting departments may also provide input to the Compensation Committee concerning matters relevant to the compensation plans and amounts, including compensation plan structure, individual and company-specific performance achievements and the impacts of the compensation plans and related payments on the Company's financial performance, but neither they, nor any other employee of the Company, are present for executive sessions of the Compensation Committee.

        The Compensation Committee met seven times in 2019.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Alan J. Bowers, Ellen D. Levy, John Rice and, Dana L. Schmaltz, four of our independent directors, with Mr. Rice serving as the Nominating and Corporate Governance Committee's Chairman. We have adopted a nominating and corporate governance committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:

  •
  identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

  •
  developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

  •
  overseeing the Board's compliance with financial, legal and regulatory requirements and its ethics program as set forth in the Company's Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

  •
  recommending to the Board nominees for each Board committee; and

  •
  overseeing the annual evaluation process for the Board, management and the other committees of the Board, as required by applicable law, regulations and the NYSE corporate governance listing standards.

        The Nominating and Corporate Governance Committee met five times in 2019.

AUDIT-RELATED MATTERS

Proposal 2:    Ratification of Appointment of Independent Registered Public Accounting Firm

        Our consolidated financial statements for the year ended December 31, 2019 were audited by KPMG LLP, which served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020. We have been advised by KPMG LLP that representatives of KPMG LLP will be present at our 2020 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider the appointment or may retain KPMG LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders' best interest.

  Vote Required

        The ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes will not count as votes cast with respect to the proposal and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

Disclosure of KPMG LLP Fees for the Years Ended December 31, 2019 and December 31, 2018

        The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2019 and December 31, 2018, and fees billed for other services rendered by KPMG LLP during those periods:

	2019	2018
Audit Fees(1)	$1,212,000	$1,116,000
Audit-Related Fees(2)	154,100	141,600
Tax Fees(3)	375,181	332,307
All Other Fees	—	—

Total	$1,741,281	$1,589,907

(1)
Audit Fees include fees for audits of our 2019 and 2018 consolidated financial statements.

(2)
Audit-Related Fees include fees for our statutory and regulatory compliance audits and our employee benefit plan audits.

(3)
Tax Fees include fees for tax compliance and advisory services.

        All services provided by KPMG LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence from us.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to review and pre-approve, either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess annually, a list of specific services within certain categories of services, including audit and audit-related services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The Audit Committee Chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

  •
  the type of services covered by the engagement;

  •
  the dates the engagement is scheduled to commence and terminate;

  •
  the estimated fees payable by us pursuant to the engagement;

  •
  other material terms of the engagement; and

  •
  such other information as the Audit Committee may request.

Report of the Audit Committee

        The Audit Committee is currently comprised of Messrs. Bowers (Chairman), Malone and Warren. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

        One of the Audit Committee's principal purposes is to assist the Board in overseeing the integrity of our consolidated financial statements. Our management team has the primary responsibility for our consolidated financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles ("GAAP"). In carrying out its responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2019 with our management and representatives of KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP.

        The Audit Committee is also responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit

Committee received both the written disclosures and the letter from KPMG LLP, as well as engaged in a dialogue, as required by the applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit Committee concerning independence, and discussed with KPMG LLP the independence of KPMG LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted, The Audit Committee of the Board of Directors Alan J. Bowers (Chairman) Michael D. Malone Michael J. Warren

        The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

CORPORATE AND SOCIAL RESPONSIBILITY

        We understand the importance of operating our business in a socially responsible and environmentally sustainable manner, and we regularly consider ways to improve our internal culture and the communities in which we operate. Our key efforts in these areas are:

  •
  Human Capital and Workforce Excellence:  We believe the foundation of our success begins with hiring and developing a highly skilled and motivated employee base. Our culture, policies and practices helped us to be named a Great Place to Work Best Workplace in Financial Services & Insurance and a Great Place to Work Best Workplace for Millennials as published in Fortune and a Top Workplace by the Washington Post in 2019. More information about our culture, career development and benefit programs can be found on our website at https://www.walkerdunlop.com/careers/. We also understand the importance of a diverse and inclusive workforce and have implemented several D&I initiatives. Information regarding these initiatives can be found on our website at https://www.walkerdunlop.com/power-people/diversity/.

  •
  Community Outreach:  We operate our business in 40 offices in 24 states. It is our policy to give back to the communities in which we operate, and overall, to financially support the fight against homelessness in the United States. We provide all employees with paid time off for volunteering in their communities. We offer a matching fund program for charitable donations to support and recognize contributions and involvement in causes that matter personally to our employees. We also hold an annual charitable fundraiser focused on addressing homelessness where we match our employee contributions dollar-for-dollar. More information on our charitable programs can be found on our website at https://www.walkerdunlop.com/power-people/giving-back/.

  •
  Environmental Stewardship:  We strive to minimize the negative environmental impact of our day-to-day operations on the planet. We have formed a Green Task Force comprised of employees and management from across our organization. The Green Task Force has worked with an international consulting firm to measure and neutralize our carbon footprint through the purchase of carbon offsets. The Green Task Force also establishes corporate policies and practices focused on conservation and waste reduction throughout our 40 offices.

        Additionally, to support our commitment to operating our business in a socially responsible and environmentally sustainable manner, we are identifying and collecting data from our operations to further develop sustainability and corporate social responsibility metrics and refine our objectives. We are reviewing recognized reporting frameworks such as the Sustainability Accounting Standards Board (SASB), and Task Force on Climate-related Financial Disclosures (TCFD) to aid our communication on our various initiatives. More information about our efforts and goals will be published on our corporate website in 2020.

 EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers as of March 13, 2020. Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Title
William M. Walker	52	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	61	President and Director
Richard M. Lucas	54	Executive Vice President, General Counsel and Secretary
Stephen P. Theobald	57	Executive Vice President & Chief Financial Officer
Richard C. Warner	64	Executive Vice President and Chief Credit Officer

Executive Officer Biographies

        Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Walker and Smith, whose backgrounds and positions are described above (See "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Nominees for Election for a One-Year Term Expiring at the 2021 Annual Meeting of Stockholders").

        Richard M. Lucas serves as our Executive Vice President, General Counsel and Secretary. Mr. Lucas was a member of our Board from July to November 2010, when he joined the Company as Executive Vice President and General Counsel, and has served as a member of the board of managers of Walker & Dunlop, LLC since January 2010. Mr. Lucas is responsible for our Legal and Office Services groups, administrative oversight of the internal audit function and, together with the other executive officers, the overall strategic direction of our Company. Mr. Lucas joined Hilton Worldwide, Inc., a global hospitality company, in May 2008 as executive vice president, general counsel and corporate secretary and served as a member of Hilton's executive committee until he joined us in November 2010. Prior to joining Hilton, Mr. Lucas was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he was in private practice for 18 years. At Arnold & Porter, his practice focused on real estate transactions and litigation, primarily in the hospitality and senior living areas. From 2005 to 2008, Mr. Lucas also served as an adjunct faculty member at The George Washington University Law School, where he taught a course on real estate transactions. Mr. Lucas is the former president and a member of the board of directors for the Capital Chapter of the non-profit JDRF. Mr. Lucas also is a member of the steering committee of Georgetown University's McDonough School of Business Steers Center for Global Real Estate. Mr. Lucas received his Bachelor of Science in Business Administration from Georgetown University's McDonough School of Business and his Juris Doctor from Yale Law School.

        Stephen P. Theobald serves as our Executive Vice President and Chief Financial Officer. He also served as our Treasurer from April 2013 to February 2018. Mr. Theobald is responsible for our Financial Reporting, Budgeting and Accounting, Business Development, Corporate Treasury, Servicing, Marketing and Investor Relations groups and, together with the other executive officers, the overall strategic direction of our Company. Mr. Theobald also has served as a member of the board of managers of Walker & Dunlop, LLC since April 2013. From December 2010 to March 2013, Mr. Theobald served as the executive vice president and chief financial officer of Hampton Roads Bankshares, Inc., a publicly traded holding company for Bank of Hampton Roads, a Virginia state-chartered commercial bank. From April 2010 to November 2010, Mr. Theobald served as a financial consultant to Hampton Roads Bankshares, Inc. Mr. Theobald also held a number of senior financial positions at Capital One Financial Corporation from 1999 to 2010, most recently serving as chief financial officer, local banking, from 2005 to 2010. Mr. Theobald began his career at KPMG LLP in 1984, and he served as audit partner, financial services, from 1996 to 1999. From 1990 to 1992, he served as a professional accounting fellow in the Office of the Chief Accountant at the Comptroller of

the Currency. Mr. Theobald received a Bachelor of Science in Business Administration in Accounting from the University of Notre Dame.

        Richard C. Warner serves as our Executive Vice President and Chief Credit Officer. As Executive Vice President and Chief Credit Officer, Mr. Warner is responsible for our Underwriting group and, together with the other executive officers, the overall strategic direction of our Company. Mr. Warner also has served as a member of the board of managers of Walker & Dunlop, LLC since December 2011. Prior to joining Walker & Dunlop, Mr. Warner held a number of leadership positions with Main America Capital, a company that originated commercial and multifamily loans nationwide, and its successors. From 1994 to 1998, Mr. Warner was the president of Main America Capital; from 1998 to 2000, he was vice president of originations for RFC Commercial; and from 2000 to 2002, he was vice president and branch manager for GMAC Commercial Mortgage. In 1978, Mr. Warner started his career with Canada's Confederation Life Insurance Company, where he held a number of successive positions, ending as mortgage and real estate vice president in 1994. Mr. Warner received his Bachelor of Arts in Urban Studies from McGill University.

 COMPENSATION DISCUSSION AND ANALYSIS

        This section describes the compensation programs for our Chief Executive Officer and Chief Financial Officer in 2019 as well as for our other three most highly compensated executive officers during 2019, all of whom we refer to collectively as our named executive officers or NEOs. Our NEOs for 2019 were:

  •
  Chairman and Chief Executive Officer (CEO), William M. Walker;

  •
  Executive Vice President and Chief Financial Officer (CFO), Stephen P. Theobald;

  •
  President, Howard W. Smith, III;

  •
  Executive Vice President, General Counsel and Secretary, Richard M. Lucas; and

  •
  Executive Vice President and Chief Credit Officer, Richard C. Warner.

Executive Summary

  Overview of 2019 Performance and Pay for Performance

        One of the key elements of the Compensation Committee's executive compensation philosophy is that compensation should encourage and reward strong financial and management performance. Accordingly, our compensation programs are designed to motivate our employees, including the NEOs, to drive the growth of our business and, in turn, increase shareholder value. In furtherance of this philosophy, in February 2019, the Compensation Committee established the 2019 annual cash incentive plan, 75% of which was determined formulaically based on achievement against pre-established financial performance metrics, and 25% of which was determined qualitatively based on each NEO's individual achievements with respect to leadership and execution against strategic initiatives that were designed to support the Company's achievement of our stated Vision 2020 goals. The financial performance metrics include diluted earnings per share (or EPS), total revenues and adjusted EBITDA(1). The target and maximum performance goals for these metrics under the 2019 cash incentive plan were selected at levels that would require achieving significant growth from our 2018 results for those metrics, as follows:

Goals:	Target	Required Growth from 2018 Result	Maximum	Required Growth from 2018 Result
Diluted EPS	$5.38	8.5%	$5.66	14.1%
Total Revenues	$768,498,700	6.0%	$808,946,000	11.5%
Adjusted EBITDA	$249,530,800	13.4%	$262,664,000	19.3%

(1)
Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. A reconciliation of adjusted EBITDA to GAAP net income is located on page 45 of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 26, 2020.

        In 2019, we achieved record total transaction volume of $32.0 billion, which drove the growth in EPS, total revenues and adjusted EBITDA as set forth below.

        Accordingly, our 2019 performance exceeded the target financial performance for most performance goals under the 2019 annual cash incentive plan. Our overall financial performance, coupled with the execution by each NEO of their leadership and strategic initiative goals, resulted in a 2019 total shareholder return of 52.4%, significantly outpacing our Peer Group average TSR of 28.6%.

        In 2019, the Compensation Committee also approved a new performance-based long-term equity incentive award for the NEOs and senior management to drive outstanding performance over the next three years. These awards, denoted as performance share units, vest in the form of shares of common stock. Under the 2019 performance-based long-term equity incentive awards, the NEOs are eligible to receive equity awards if certain pre-established performance goals tied to aggregate total revenues, average diluted EPS and return on equity are met over the course of the 2019-2021 performance period.

        The Compensation Committee established the award of performance share units as an "outperformance" award, setting very challenging performance targets designed to incentivize our senior management team, including the NEOs, to seek to achieve outstanding Company performance that results in significant long-term value creation for our stockholders. The Compensation Committee believes that the combination of the annual cash incentive plan and the long-term performance share awards provides an appropriate balance for achieving both short- and long-term financial performance success. The Compensation Committee evaluated whether to increase NEO base salaries from 2018 amounts and determined not to award increases in 2019. NEO salaries were last increased in 2017.

        Additionally, we have included in this proxy statement a say on pay proposal. Our stockholders have the opportunity to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, which we believe enhances and reinforces accountability for our compensation practices.

  Highlights of Our Compensation Program Practices

  What We Do

  •
  We Pay for Performance—We tie our NEOs' annual cash incentive and long-term equity incentive awards to financial performance metrics, consisting of diluted EPS, total revenues,

    return on equity and adjusted EBITDA. In 2019, the base salaries for the CEO, President and the other three NEOs represented only 18%, 21% and 25% of their respective total target direct compensation opportunity (i.e., base salary, annual cash incentive, long-term equity incentive and annual equity award), with the remainder of compensation being variable or "at risk."

  •
  We Have Executive and Director Stock Ownership Guidelines—Our executive officers are expected to own shares of our common stock with a value equal to at least three to five times base salary depending on position. Our non-employee directors are expected to own shares in our common stock with a value equal to at least five times the value of the annual cash retainer paid to the directors. See description under "—Compensation Policies—Stock Ownership Guidelines for NEOs."

  •
  We Use an Independent Compensation Consulting Firm—The Compensation Committee utilizes an independent compensation consulting firm that provides no other services to the Company.

  •
  We Have a "Clawback" Policy—If we are required to prepare an accounting restatement, then awards under our 2015 Equity Incentive Plan are subject to mandatory forfeiture if the amount earned or vesting of the award is explicitly based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. We also have the right to recover any awards to participants under the 2015 Equity Incentive Plan in case of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct or to the extent provided by clawback policies that we may adopt in the future.

  •
  We Evaluate Tally Sheets of NEO Compensation—In reviewing compensation arrangements for 2019, the Compensation Committee reviewed and considered total compensation for each NEO, including reviews of reports that provide the value of: (1) historic and current elements of each NEO's target compensation and actual compensation received; and (2) equity awards granted to the NEO under our 2015 Equity Incentive Plan.

  What We Don't Do

  •
  No Hedging—All of our directors and employees, including our NEOs, are prohibited from hedging their economic interest in our stock through short-sales, trading in puts and calls or the use of other derivative instruments.

  •
  No Pledging—All of our directors and employees, including our NEOs, are prohibited from pledging our stock, including through margin accounts or to secure other loans.

  •
  No Single-Trigger "Change in Control" Cash Severance Payments—We have employment agreements with NEOs that provide only a limited severance package, and no cash severance payments that are triggered solely upon a "change in control."

  •
  No Perquisites—We currently do not provide, and do not intend to provide, any perquisites exceeding $10,000 in the aggregate to our executives.

  •
  No Income Tax Gross-Ups—We currently do not provide excise tax or income tax gross-ups for personal benefits.

Compensation Philosophy

        The compensation elements, amounts and target levels for our NEOs as of December 31, 2019 were determined by the Compensation Committee based on our belief that compensation should:

  •
  align with shareholders' interests and drive long-term value creation;

  •
  support our business strategies and objectives;

  •
  pay for performance;

  •
  be market competitive; and

  •
  encourage short- and long-term retention.

        We use a combination of measures and time horizons to foster and reward performance. The following chart summarizes the relevant 2019 performance measures and time frames used to assess our variable pay elements:

        In developing both the 2019 annual cash incentive plan and the 2019-2021 long-term performance share plan, the Compensation Committee established diluted EPS and total revenues as performance metrics in both plans. The Compensation Committee established overlapping diluted EPS performance metrics between the plans because it believes that annual diluted EPS metrics are important for establishing short-term goals that align with investor expectations while using average diluted EPS metrics over a three-year period aligns management towards making long-term decisions that help sustain growth beyond any single annual period. Total revenues also are an overlapping metric between the short- and long-term plans to further align management with making both short- and long-term investment decisions that benefit our stockholders through sustained growth in total revenues and the scale of our business.

Role of Board and Management in Compensation Decisions

  •
  CEO and other NEO pay is set by the Compensation Committee;

  •
  the CEO, the Executive Vice President of Human Resources and senior members of the legal and accounting departments provide support to the Compensation Committee. The Executive Vice President of Human Resources and the Secretary or Assistant Secretary attend all Compensation Committee meetings, but neither they nor any other employee of the Company are present for executive sessions of the Compensation Committee;

  •
  the CEO provides performance assessments and compensation recommendations for each of the NEOs, including a self-assessment of his own performance, but is not present during deliberations concerning his compensation, which is done without members of management present;

  •
  the Compensation Committee meets in executive session, when appropriate, without members of management present;

  •
  the Compensation Committee regularly updates, and receives feedback from, the full Board regarding matters relating to compensation and our equity plans; and

  •
  the Compensation Committee chairman meets with the CEO, other members of senior management and the Committee's compensation consultant, outside of Compensation Committee meetings to discuss executive compensation matters, including compensation plan design and other ways to drive desired financial and operational results.

Role of Compensation Consultant

        The Compensation Committee retained Pay Governance in 2019 to provide the Compensation Committee with independent compensation data, analysis and advice. Pay Governance reported directly to the Compensation Committee, and the Compensation Committee had the sole authority to approve the terms of, and terminate, their engagement. For additional information regarding the Compensation Committee's use of Pay Governance, refer to "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Board Committees—Compensation Committee" above.

Setting Executive Compensation

        The Compensation Committee evaluates compensation levels for each NEO. In reviewing compensation for 2019, the Compensation Committee reviewed and considered total compensation for each NEO, including reviews of reports that provide the value of: (1) historic and current elements of each NEO's target compensation and actual compensation received; and (2) equity awards granted to the NEO under our 2015 Equity Incentive Plan.

  Use of Peer Group

        The Compensation Committee strives to set target opportunity compensation levels to be competitive with the market in which we compete for executive talent. We use compensation information from a "Peer Group" of publicly traded companies in specific industries in which we compete for executive talent. Pay Governance summarized the data from the Peer Group to create the market data reviewed by the Compensation Committee.

        At the time 2019 compensation was determined, we did not have direct publicly traded peers. Therefore, the Peer Group was selected by the Compensation Committee with advice from Pay Governance, taking into consideration, among other things, industry relevance, business operations, comparability of size in terms of total revenue, market capitalization and number of employees, business competitors and input from management. The Peer Group was not chosen on the basis of executive compensation levels. The 2019 Peer Group is comprised of the 12 companies below and remains unchanged from the 2018 Peer Group.

American Assets Trust, Inc.	Kennedy Wilson Holdings, Inc.
Arbor Realty Trust, Inc.	Ladder Capital Corp.
Dime Community Bancshares Inc.	Marcus & Millichap, Inc.
Encore Capital Group, Inc.	PennyMac Financial Services, Inc.
HFF, Inc.	Redwood Trust, Inc.
Investors Bancorp Inc.	WSFS Financial Corporation

        The following table compares Walker & Dunlop's size and performance to that of our peer group. HFF is excluded from the performance metrics, as it was acquired by a large commercial real estate services firm in July 2019.

        Consistent with prior practice, comparative market data is not used by the Compensation Committee to "benchmark" the amount of total compensation or any specific element of compensation for the NEOs. Instead, the Compensation Committee aims to provide total pay opportunities to our executives based on consideration of a number of factors, including pay levels for executives in similar positions within our Peer Group, the nature and scope of each executive's duties, individual performance, and internal pay positioning, taking into account each executive's pay components and levels relative to other executives.

2019 Elements of Compensation

        Our compensation program for our NEOs consists of the following elements, each of which satisfies one or more of our alignment, performance and retention objectives:

Compensation Element	Objectives	Key Features
Base Salary	• Provides a stable annual income at a level consistent with individual contributions.	• Adjustments are considered annually based on individual performance, level of pay relative to the market, internal pay equity and retention issues.
Annual Cash Incentive Award

•

Rewards Company and individual performance.

•

Aligns NEOs' interests with those of our stockholders by promoting the achievement of targeted annual financial results.

•

Retains NEOs by providing competitive compensation opportunity.

•

75% of the 2019 annual cash incentive award is tied to achieving pre-established financial goals and 25% is determined qualitatively based on the NEO's individual achievements with respect to leadership and execution against strategic initiatives, which are designed to support our achievement of our stated Vision 2020 goals.

•

Payouts are based upon a combination of Company financial performance and individual performance, and the target financial performance goals are directly tied to achieving growth from our 2018 results.

Long-Term Annual Equity Awards (Restricted Stock)

•

Aligns NEOs' interests with long-term stockholder interests by linking a portion of each NEO's realizable compensation to long-term stock performance.

•

Provides opportunities for wealth creation and ownership, which enables us to retain and motivate our NEOs.

•

Retains NEOs through multi-year vesting of equity grants and by providing market-competitive compensation.

•

Promotes an executive decision-making process that maintains a balanced focus on both immediate measures of success and on the effective growth and development of the business at least three years into the future.

• Targets 100% of base salary as an annual equity award. • Restricted stock awards generally vest in ratable increments over a three-year period.

Compensation Element	Objectives	Key Features
Long-Term Equity Awards (Performance Share Units)

•

In addition to restricted stock, performance share unit awards further our pay for performance objectives by directly linking long-term compensation earned by the NEOs to outperformance of certain key financial metrics and long-term creation of shareholder value.

•

Under our 2017-2019, 2018-2020 and 2019-2021 performance share plans, the performance share units vest, to the extent they are earned, in the form of shares of common stock if the performance goals (tied to aggregate total revenues, average diluted EPS and return on equity) underlying the award are met over the course of the three-year performance period.

•

For the CEO, targets 200% of grant date base salary as a performance-based equity award (100% of base salary as threshold award and 450% of base salary as maximum award).

•

For the President, targets 150% of grant date base salary as a performance-based equity award (75% of base salary as threshold award and 337.5% of base salary as maximum award).

•

For the other NEOs, targets 100% of grant date base salary as a performance-based equity award (75% of base salary as threshold award and 225% of base salary as maximum award).

Retirement Savings Opportunities and Deferral Programs

•

Allows all eligible employees to save for retirement in a tax efficient manner.

•

Allows for eligible employees to defer portions of their compensation in the form of Company stock units, further aligning interests of NEOs and senior management with stockholders.

•

Under the 401(k) plan, employees are eligible to defer a portion of their pay, and we make a matching contribution.

•

Our 401(k) plan does not discriminate in scope, terms or operation in favor of officers and is available to all eligible employees.

•

The Management Deferred Stock Unit Purchase Plan (the "MSPP") allows eligible employees to elect to purchase stock units settled in our common stock on a deferred basis with up to 100% of their annual cash incentive award and eligible sales commissions. MSPP participants generally receive an automatic grant of deferred stock units or restricted stock units as a matching award equal to 50% of the deferred stock units acquired in the MSPP (subject to a maximum matching amount). The matching award vests fully on March 15 of the third calendar year following the grant date.

Compensation Element	Objectives	Key Features
Health and Welfare Benefits	• Offers all eligible employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, disability and life insurance and wellness benefits.	• The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.
Perquisites and Other Benefits

•

We currently do not provide, and do not intend to provide, perquisites exceeding $10,000 in the aggregate to our NEOs because we believe that we can provide better incentives for desired performance with compensation in the forms described above.

• N/A

Mix of Total Direct Compensation

        The charts below show the relative amounts that we targeted for each element of total direct compensation for 2019, which is comprised of base salary, target annual cash incentive and target long-term equity awards, which are comprised of the annual equity award and the performance share unit award (based on 2019 target levels). As shown below, total compensation for executives emphasizes variable performance-based pay.

  Fixed vs. Variable Pay Opportunity of Total Pay for Our CEO

  Fixed vs. Variable Pay Opportunity of Total Pay for Our President

  Fixed vs. Variable Pay Opportunity of Total Pay for Our Other NEOs

2019 Executive Officer Compensation

  Base Salary

        Base salaries are set by the Compensation Committee. The Compensation Committee considers several factors to determine whether to increase base salaries beyond the amounts required by the employment agreements. The Compensation Committee consults with the CEO with respect to the recommended base salaries for the other NEOs and takes into consideration market data provided by the Compensation Committee's compensation consultant, as previously described under "—Setting Executive Compensation—Use of Peer Group Data." In setting individual base salaries, consideration is given to factors such as: (1) the performance of the Company; (2) the individual performance of each NEO, taking into account the recommendation of the CEO with respect to the performance and contribution of individuals and the individual performance measures under the annual cash incentive plan; (3) the NEO's scope of responsibility in relation to other NEOs and key members of senior management within the Company and internal pay equity; and (4) any retention concerns.

        Based on the foregoing factors, the Compensation Committee did not award salary increases to the NEOs in 2019, and the NEOs last received salary increases in 2017. Accordingly, base salary for each of our NEOs in 2019 and 2018 was as follows:

	Base Salary ($)
Name	2019	2018	% Change
William M. Walker	900,000	900,000	0
Stephen P. Theobald	500,000	500,000	0
Howard W. Smith, III	625,000	625,000	0
Richard M. Lucas	500,000	500,000	0
Richard C. Warner	500,000	500,000	0

        Base salary affects other elements of total compensation, including annual cash incentive, annual equity award, long-term equity compensation and retirement benefits. In setting base salaries for the NEOs, the Compensation Committee considers the impact on other elements of total direct compensation.

  Annual Cash Incentive Award

        In February 2019, the Compensation Committee established the 2019 annual cash incentive plan. Under this plan, the CEO, President and each other NEO are eligible to receive target awards of 150%, 125% and 100% of their respective base salaries based on pre-determined Company and individual performance goals set by the Compensation Committee, as described below. The Company-specific performance goals included total revenues, diluted EPS and adjusted EBITDA, which were each weighted at 25%. The individual performance goals included corporate leadership and strategic initiatives, which were weighted at 10% and 15%, respectively.

        The strategic initiative goals for each NEO were designed to support our achievement of our stated Vision 2020 goals. Specifically, in 2016, we implemented a strategy with the goal of reaching at least $1 billion of annual revenues by the end of 2020 by accomplishing the following milestones: (i) $30 to $35 billion of annual loan origination volume, (ii) annual multifamily property sales volume of $8 to $10 billion, (iii) an unpaid principal balance of at least $100 billion in our servicing portfolio and (iv) $8 to $10 billion of assets under management. To reach these milestones, we have focused on the following areas:

  •
  defending our market position as a leading provider of capital to multifamily borrowers;

  •
  continuing to expand our capital markets and property sales teams; and

  •
  developing proprietary sources of capital through our interim lending program, our joint venture with an affiliate of Blackstone Mortgage Trust, Inc. and our investment management platform.

        The table below shows our progress towards achieving our Vision 2020 goals, through 2019.

(1)
For the year ended December 31.

(2)
At December 31.

        The Compensation Committee chose the Company financial performance goals to focus the NEOs on the key financial metrics considered most important in driving Company results and shareholder value. Individual leadership and strategic initiative metrics were assigned based on each NEO's ability to drive performance in their respective areas of managerial responsibility. The NEOs' achievement of applicable performance criteria at the threshold, target or maximum levels results in bonuses set forth in the following table based on such NEO's base salary.

	Threshold as a Percentage of Base Salary	Target as a Percentage of Base Salary	Maximum as a Percentage of Base Salary
William M. Walker	75%	150%	375%
Stephen P. Theobald	50%	100%	250%
Howard W. Smith, III	62.5%	125%	312.5%
Richard M. Lucas	50%	100%	250%
Richard C. Warner	50%	100%	250%

        The threshold, target and maximum payout levels are based on the NEO's position and responsibilities, applicable market data and our overall compensation philosophy, which emphasizes performance-based compensation. Additionally, the Compensation Committee set target and maximum performance goals for each financial metric that required significant year-over-year growth from our 2018 results. The Compensation Committee deemed that the performance levels would be sufficiently challenging to merit payout, and, in particular, that the maximum performance levels would require significant stretch performance compared to past years, such that maximum payout would only be achieved for truly outstanding results.

        The following tables set forth for each NEO the performance needed to achieve each Company and individual performance goal, the actual performance achieved in 2019 as determined by the Compensation Committee and the corresponding payouts approved by the Compensation Committee.

William M. Walker
Chairman and Chief Executive Officer

	Threshold	Target	Maximum	2019 Performance Results	Actual Payout
Annual Cash Incentive	$675,000	$1,350,000	$3,375,000	N/A	$1,976,408 (total)
Goals:
Total Revenues	$687,604,000	$768,499,000	$808,946,000	$817,219,329	$843,750
Diluted EPS	$4.81	$5.38	$5.66	$5.45	$468,087
Adjusted EBITDA	$223,264,000	$249,531,000	$262,664,000	$247,907,424	$327,071
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$135,000
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$202,500

        Mr. Walker's achievements of the strategic initiative goals in support of our Vision 2020 goals included:

  Goal 1: $30 to $35 Billion of Annual Debt Financing Volume

  •
  drove record 2019 debt financing volume of $26.6 billion;

  •
  managed significant investments in our loan origination staff, through recruiting efforts as evidenced by the net increase of six loan originators in 2019; and

  •
  furthered extremely strong relationships with the Agencies who are our largest lending partners, as evidenced by being named the largest Fannie Mae DUS lender in 2019, the number three Freddie Mac multifamily Optigo® lender in 2019 and the number three multifamily HUD lender based on MAP initial endorsements in 2019.

  Goal 2: Annual Multifamily Property Sales Volume of $8 to $10 billion

  •
  drove record 2019 property sales volume of $5.4 billion, a 99% increase over 2018; and

  •
  managed significant investments in our property sales brokers, through recruiting efforts as evidenced by the net increase of 20 brokers in 2019.

  Goal 3: An Unpaid Principal Balance of at Least $100 billion in Our Servicing Portfolio

  •
  through successful management of our loan bankers and brokers, grew our servicing portfolio balance to $93.2 billion at December 31, 2019, a 9% increase from 2018.

        The Compensation Committee determined Mr. Walker's achievement of his corporate leadership goals based on the following key points:

  •
  successfully led the Company's first all-employee Company offsite meeting focused on departmental and overall Company strategy and professional development training sessions, at which the highly impactful "Walker Way" employee values campaign was launched;

  •
  successfully oversaw the development and implementation of the Company's new "What Drives You?" advertising campaign; and

  •
  maintained our valued culture, as evidenced by our recognition as a Great Place to Work Best Workplace in Financial Services & Insurance and a Great Place to Work Best Workplace for Millennials as published in Fortune and as a Top Workplace by the Washington Post.

 Stephen P. Theobald
Executive Vice President and Chief Financial Officer

	Threshold	Target	Maximum	2019 Performance Results	Actual Payout
Annual Cash Incentive	$250,000	$500,000	$1,250,000	N/A	$800,000 (total)
Goals:
Total Revenues	$687,604,000	$768,499,000	$808,946,000	$817,219,329	$312,500
Diluted EPS	$4.81	$5.38	$5.66	$5.45	$173,366
Adjusted EBITDA	$223,264,000	$249,531,000	$262,664,000	$247,907,424	$121,137
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$50,000
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$142,997

        Mr. Theobald's achievements of the strategic initiative goals in support of our Vision 2020 goals included:

  Goal 1: $30 to $35 Billion of Annual Debt Financing Volume

  •
  successfully managed our warehouse funding sources and amounts to facilitate our record $26.6 billion of debt financing volumes;

  •
  successfully managed our available cash to be deployed for loans held for investment as evidenced by our origination of over $757 million in bridge loans through our interim loan program and our bridge loan joint venture with an affiliate of Blackstone Mortgage Trust, Inc.; and

  •
  successfully oversaw the modeling by our Business Development team of investments in 16 new loan origination producers.

  Goal 2: Annual Multifamily Property Sales Volume of $8 to $10 billion

  •
  successfully oversaw the modeling by our Business Development team of investments in 20 new property sales brokers.

  Goal 3: An Unpaid Principal Balance of at Least $100 billion in Our Servicing Portfolio

  •
  successfully managed our Servicing department as our servicing portfolio totaled $93.2 billion at December 31, 2019, a 9% increase over 2018.

        The Compensation Committee determined Mr. Theobald's achievement of his corporate leadership goals based on the following key points:

  •
  successfully managed the development and implementation of the Company's new "What Drives You?" advertising campaign and corporate branding; and

  •
  maintained our valued culture, as evidenced by our recognition as a Great Place to Work Best Workplace in Financial Services & Insurance and a Great Place to Work Best Workplace for Millennials as published in Fortune and as a Top Workplace by the Washington Post.

Howard W. Smith, III
President

	Threshold	Target	Maximum	2019 Performance Results	Actual Payout
Annual Cash Incentive	$390,625	$781,250	$1,953,125	N/A	$1,200,000 (total)
Goals:
Total Revenues	$687,604,000	$768,499,000	$808,946,000	$817,219,329	$488,281
Diluted EPS	$4.81	$5.38	$5.66	$5.45	$270,884
Adjusted EBITDA	$223,264,000	$249,531,000	$262,664,000	$247,907,424	$189,277
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$78,125
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$173,433

        Mr. Smith's achievements of the strategic initiative goals in support of our Vision 2020 goals included:

  Goal 1: $30 to $35 Billion of Annual Debt Financing Volume

  •
  managed our loan origination staff to achieve record 2019 debt financing volume of $26.6 billion;

  •
  managed significant investments in our loan origination staff, through recruiting efforts as evidenced by the net increase of six loan originators in 2019; and

  •
  furthered extremely strong relationships with the Agencies who are our largest lending partners, as evidenced by being named the largest Fannie Mae DUS lender in 2019, the number three Freddie Mac multifamily Optigo® lender in 2019 and the number three multifamily HUD lender based on MAP initial endorsements in 2019.

  Goal 2: Annual Multifamily Property Sales Volume of $8 to $10 billion

  •
  managed our property sales staff to achieve record 2019 property sales volume of $5.4 billion, a 99% increase over 2018; and

  •
  managed significant investments in our property sales brokers, through recruiting efforts as evidenced by the net increase of 20 brokers in 2019.

  Goal 3: An Unpaid Principal Balance of at Least $100 billion in Our Servicing Portfolio

  •
  through successful management of our loan bankers and brokers, grew our servicing portfolio balance to $93.2 billion at December 31, 2019, a 9% increase from 2018.

        The Compensation Committee determined Mr. Smith's achievement of his corporate leadership goals based on the overall recruiting and onboarding of our bankers and brokers discussed above and the following key points:

  •
  successfully managed the Company's Operations Committee, which is comprised of 35 senior managers from across all departments, including the onboarding of two new members in 2019; and

  •
  maintained our valued culture, as evidenced by our recognition as a Great Place to Work Best Workplace in Financial Services & Insurance and a Great Place to Work Best Workplace for Millennials as published in Fortune and as a Top Workplace by the Washington Post.

 Richard M. Lucas
Executive Vice President, General Counsel, and Secretary

	Threshold	Target	Maximum	2019 Performance Results	Actual Payout
Annual Cash Incentive	$250,000	$500,000	$1,250,000	N/A	$700,000 (total)
Goals:
Total Revenues	$687,604,000	$768,499,000	$808,946,000	$817,219,329	$312,500
Diluted EPS	$4.81	$5.38	$5.66	$5.45	$173,366
Adjusted EBITDA	$223,264,000	$249,531,000	$262,664,000	$247,907,424	$121,137
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$50,000
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$42,997

        Mr. Lucas's achievements of the strategic initiative goals in support of our Vision 2020 goals included:

  Goal 1: $30 to $35 Billion of Annual Debt Financing Volume

  •
  successfully negotiated our contractual obligations under our warehouse funding sources to facilitate our record $26.6 billion of debt financing volumes; and

  •
  supported the recruiting and onboarding of 15 new loan originators in 2019.

  Goal 2: Annual Multifamily Property Sales Volume of $8 to $10 billion

  •
  supported the recruiting and onboarding of 20 new property sales brokers in 2019.

        The Compensation Committee determined Mr. Lucas's achievement of his leadership goals based on the following key points:

  •
  successfully managed the Company's facilities function, including the opening of six new offices in 2019;

  •
  successfully managed litigation matters in 2019; and

  •
  maintained our valued culture, as evidenced by our recognition as a Great Place to Work Best Workplace in Financial Services & Insurance and a Great Place to Work Best Workplace for Millennials as published in Fortune and as a Top Workplace by the Washington Post.

 Richard C. Warner
Executive Vice President and Chief Credit Officer

	Threshold	Target	Maximum	2019 Performance Results	Actual Payout
Annual Cash Incentive	$250,000	$500,000	$1,250,000	N/A	$700,000 (total)
Goals:
Total Revenues	$687,604,000	$768,499,000	$808,946,000	$817,219,329	$312,500
Diluted EPS	$4.81	$5.38	$5.66	$5.45	$173,366
Adjusted EBITDA	$223,264,000	$249,531,000	$262,664,000	$247,907,424	$121,137
Corporate Leadership	N/A	N/A	N/A	Achieved, as described below	$50,000
Strategic Initiatives	N/A	N/A	N/A	Achieved, as described below	$42,997

        Mr. Warner's achievements of the strategic initiative goals in support of our Vision 2020 goals included:

  Goal 1: $30 to $35 Billion of Annual Debt Financing Volume

  •
  managed the underwriting of $14.4 billion in GSE loan originations;

  •
  managed the underwriting of $757 million of bridge loans in 2019; and

  •
  furthered extremely strong relationships with the Agencies who are our largest lending partners, as evidenced by being named the largest Fannie Mae DUS lender in 2019, the number three Freddie Optigo® lender in 2019 and the number three multifamily HUD lender based on MAP initial endorsements in 2019.

  Goal 3: An Unpaid Principal Balance of at Least $100 billion in Our Servicing Portfolio

  •
  through successful management of our underwriting department, facilitated the growth in our servicing portfolio balance to $93.2 billion at December 31, 2019, a 9% increase from 2018.

        The Compensation Committee determined Mr. Warner's achievement of his corporate leadership goals based on the following key points:

  •
  successfully implemented his succession plan in connection with his pending retirement in May 2020; and

  •
  maintained our valued culture, as evidenced by our recognition as a Great Place to Work Best Workplace in Financial Services & Insurance and a Great Place to Work Best Workplace for Millennials as published in Fortune and as a Top Workplace by the Washington Post.

  Equity Awards

        The equity awards granted to our NEOs in 2019 consisted of (1) an annual equity award of restricted stock, and (2) performance stock units for a performance-based long-term equity incentive award under our 2019-2021 performance share plan.

  Annual Equity Award

        The annual equity award for the NEOs comprised entirely of restricted stock (based on the fair value on the date of the grant). The restricted stock granted to the NEOs in 2019 vest ratably on February 15 in 2020, 2021 and 2022. The Compensation Committee determined to use a three-year vesting period because it believes such duration promotes long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting annual cash incentive awards.

        The Compensation Committee granted our NEOs a total of 55,510 shares of restricted stock. In addition to serving as a retention tool, restricted stock further aligns the interests of the NEOs with our stockholders through the promotion of significant share ownership. Each NEO's 2019 restricted stock award is detailed below.

Name	Number of Shares of Restricted Stock Granted(1)
William M. Walker	16,516
Stephen P. Theobald	9,175
Howard W. Smith, III	11,469
Richard M. Lucas	9,175
Richard C. Warner	9,175

(1)
Shares of restricted stock vest in one-third increments on each of February 15, 2020, 2021 and 2022, subject to the NEO's continued employment with the Company on the applicable vesting date.

  2017-2019 Performance Share Plan

        In March 2017, the Compensation Committee approved performance-based long-term equity incentive awards for the Company's NEOs and senior management to drive outstanding performance over the next three years. Over the 2017-2019 performance period, the Company achieved average diluted EPS of $5.04, which was between the target performance goal of $4.86 and the maximum performance goal of $5.31, aggregate total revenues of $2.25 billion, which was between the threshold and target goals of $2.1 billion and $2.3 billion, respectively, and return on equity of 19%, which exceeded the maximum goal of 18%. Accordingly, the Compensation Committee determined that the following number of shares were earned by each NEO: Mr. Walker: 65,472; Mr. Theobald 18,357; Mr. Smith: 34,099; Mr. Lucas: 18,357; and Mr. Warner: 18,357.

  2018-2020 Performance Share Plan

        In March 2018, the Compensation Committee approved a performance-based long-term equity incentive award for the Company's NEOs and senior management. These awards, denoted as performance share units, vest in the form of shares of common stock if certain pre-established performance goals (tied to average diluted EPS, aggregate total revenues and return on equity) underlying the award are met over the course of a 2018 through 2020 performance period.

        The performance share units vest based on the achievement of average diluted EPS (50% weighting), aggregate total revenues (25% weighting) and return on equity (25% weighting) over the 2018 through 2020 performance period.

  2019-2021 Performance Share Plan

        In 2019, the Compensation Committee approved performance-based long-term equity incentive awards for the Company's NEOs and senior management to drive outstanding performance over the next three years. Consistent with prior years, under these 2019 performance-based long-term equity incentive awards, the NEOs are eligible to receive equity awards if certain pre-established performance goals (tied to average diluted EPS, aggregate total revenues and return on equity) underlying the award are met over the course of the 2019 through 2021 performance period.

        The performance share units vest based on the achievement of average diluted EPS (50% weighting), aggregate total revenues (25% weighting) and return on equity (25% weighting) over the 2019 through 2021 performance period as set forth in the table below. In the event that one or more of the metrics falls between two of the levels in the table, the number of performance share units vested will be calculated by linear interpolation.

        The Compensation Committee established the award of the performance share units as an "outperformance" award, setting extremely challenging performance targets designed to incentivize our senior management team, including the NEOs, to seek to achieve outstanding Company performance. As a result, the amounts actually earned by the NEOs under the performance share units may be less, in some cases substantially so, than the amounts shown as compensation in the "2019 Summary Compensation Table" below.

        In determining the appropriate performance metrics to apply under the 2019-2021 performance share plan, the Compensation Committee considered the appropriateness of the use of diluted EPS and total revenues as performance metrics in both the 2019 annual cash incentive plan and the performance share plan. The Compensation Committee recognizes that the most direct method of returning value to our stockholders, in both the short and long term, is through growth in diluted EPS. Therefore, the Compensation Committee chose the average diluted EPS metric and assigned it a 50% weighting to ensure that the NEOs and senior management remain focused on driving earnings growth over the long-term performance period and not just for a short-term annual period. Additionally, in order to receive an award for achievement of the average diluted EPS performance goals, the Company will have to achieve such goals net of the expense associated with awards under the plan making the plan self-funding if the goal is achieved. The Compensation Committee also chose the aggregate total revenues and return on equity goals set forth in the table below for the 2019-2021 performance period because, if achieved, they would require dramatic growth and diversification of our loan origination and servicing platform and efficient use of capital. The Compensation Committee determined that achievement of each of the target goals was challenging when compared to historical performance of our Peer Group. Additionally, as set forth in the table below, consistent with the "outperformance" design of the performance goals, achievement of the target average diluted EPS and target aggregate total revenues goals would require 15% annual growth from the 2018 diluted EPS of $4.96 and 44% growth from 2016-2018 aggregate total revenues.

        For the grant of performance share units in 2019, the Compensation Committee determined that: (i) Mr. Walker's grant would have a threshold number of performance share units equal to 100% of his base salary, a target number of performance share units equal to 200% of his base salary, and a maximum number of performance share units equal to 450% of his base salary, divided by the fair market value of a share of common stock on the grant date, (ii) Mr. Smith's grant would have a threshold number of performance share units equal to 75% of his base salary, a target number of performance share units equal to 150% of his base salary, and a maximum number of performance share units equal to 337.5% of his base salary, divided by the fair market value of a share of common stock on the grant date and (iii) each of Messrs. Lucas, Theobald and Warner would receive a threshold number of performance share units equal to 75% of each of their respective base salaries, a target number of performance share units equal to 100% of each of their respective base salaries and a maximum number of performance share units equal to 225% of each of their respective base salaries, divided by the fair market value of a share of common stock on the grant date.

Achievement Against Performance Goal	Average Diluted EPS for the Performance Period (50% Weighting)	Required Annual Growth from 2018 Diluted EPS	Aggregate Total Revenues for the Performance Period (25% Weighting)	Required Growth from 2016-2018 Aggregate Total Revenues	Return on Equity (25% Weighting)	Number of Performance Share Units Eligible to be Vested
Threshold	$6.02	10%	$2.6 billion	31%	16.0%	Threshold Number of Performance Share Units
Target	$6.60	15%	$2.9 billion	44%	19.0%	Target Number of Performance Share Units
Maximum	$7.22	20%	$3.2 billion	57%	22.0%	Maximum Number of Performance Share Units

  Management Deferred Stock Unit Purchase Plan

        The Management Deferred Stock Unit Purchase Plan (the "MSPP") supports the Company's existing stock ownership goals for the NEOs and further aligns the interests of plan participants, including the NEOs, with our stockholders by providing a means for deferral of annual cash incentive compensation by eligible employees into deferred stock units that are settled in shares of the Company's common stock upon payout. In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date. The matching awards are reflected in the "2019 Summary Compensation Table" below. See the "2019 Nonqualified Deferred Compensation" table and related narrative below for additional information concerning the MSPP and the related matching component.

  Employment Agreements

        The compensation packages described above reflect, in part, the employment agreements that we entered into with each of our NEOs. The employment agreements with our NEOs also include severance provisions. See "COMPENSATION OF DIRECTORS AND OFFICERS—Employment and Separation Agreements" and "COMPENSATION OF DIRECTORS AND OFFICERS—Potential Payments upon Termination or a Change in Control" for a description of the specific terms of these agreements.

  Walker & Dunlop, Inc. Deferred Compensation Plan

        In November 2019, we approved the Walker & Dunlop, Inc. Deferred Compensation Plan (the "2020 NQDCP") pursuant to which certain key employees, including our NEOs and non-employee members of the Board are able to defer eligible compensation. The Plan became effective January 1, 2020. Pursuant to the 2020 NQDCP, a select group of highly compensated or management-level employees and non-employee members of the Board are eligible to participate by making an election to defer, as applicable, up to seventy-five percent (75%) of the participant's annual base salary, as well as one hundred percent (100%) of any discretionary or annual cash bonus award, cash long-term incentive award, commissions or cash compensation for services as a member of the Board. Participants will be 100% vested at all times in their individual deferral accounts maintained under the 2020 NQDCP. We may make discretionary contributions to the 2020 NQDCP on behalf of any participant; however, we do not currently intend to make such contributions. Any discretionary contributions will be credited to a separate contribution account, and a participant will vest in amounts credited to the participant's contribution account based upon the schedule or schedules determined by us. Payment of accounts under the 2020 NQDCP will occur upon a participant's separation from service with us and/or pursuant to scheduled in-service distributions. We will require a six-month delay in the payment of benefits under the 2020 NQDCP if the participant is a "specified employee" pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), at the time of his or her separation from service with us and its affiliates, and an earlier payment would result in the imposition of an excise tax on the participant if the amounts were received at the time of his or her separation.

Compensation Policies

        We do not currently have any formal policies regarding long-term versus currently paid compensation but believe that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our NEOs and immediate reward for superior Company and individual performance, while long-term compensation rewards achievement of long-term strategic objectives and contributes towards overall shareholder value.

  Clawback Policy

        If we are required to prepare an accounting restatement, then awards under our 2015 Equity Incentive Plan are subject to mandatory forfeiture if the amount earned or vesting of the award is explicitly based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. We also have the right to recover awards made to participants under the 2015 Equity Incentive Plan in case of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct or to the extent provided by clawback policies that we may adopt in the future.

  Prohibition on Hedging

        Our insider trading policy prohibits our directors and all employees, including our NEOs, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

  Prohibition on Pledging

        Our insider trading policy also prohibits our non-employee directors and all employees, including our NEOs, from pledging Company securities to secure margin or other loans. This prohibition means our non-employee directors and employees may not hold our securities in margin accounts.

  Stock Ownership Guidelines for NEOs

        We have stock ownership guidelines for our NEOs that are intended to further align their interests with the interests of our stockholders. Under the guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The amount required to be retained varies depending on the NEO's position, as follows:

  •
  Chief Executive Officer and President: five times base salary; and

  •
  Chief Credit Officer, Chief Financial Officer and General Counsel: three times base salary.

        Stock ownership for the purpose of these guidelines includes stock currently held by the NEO, restricted stock and stock units, excluding stock units that remain subject to achievement of performance goals. As of December 31, 2019, each NEO was in compliance with the stock ownership guidelines.

  Tax Treatment of NEO Compensation

        Section 162(m) of the Code generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other executive officers in any year to $1 million in the year compensation becomes taxable to the executive. Prior to the 2017 Tax Cuts and Jobs Act, certain compensation was exempt from the deduction limit to the extent it met the requirements to be considered "qualified performance-based compensation," as previously defined in Section 162(m). The 2017 Tax Cuts and Jobs Act eliminated that exemption.

        The Compensation Committee has historically considered Section 162(m) in the design of incentive plans to preserve the corporate tax deductibility of compensation. However, in light of the changes to Section 162(m), the Compensation Committee anticipates that a larger portion of future compensation paid to the NEOs will be subject to a tax deduction disallowance under Section 162(m).

        While the Compensation Committee considers the impact of 162(m) and other tax rules when developing, structuring and implementing our executive compensation programs, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.

"Say on Pay" Results

        At our 2019 annual meeting, we submitted to stockholders an advisory resolution to approve our executive compensation program (a "say on pay" vote). Our stockholders overwhelmingly supported our say on pay vote with approximately 98.8% of the votes cast in favor (excluding abstentions and broker non-votes). We carefully consider stockholder feedback on all matters, including our executive compensation. In 2019, the Compensation Committee considered the results of the 2019 say on pay vote and determined that no specific changes to our executive compensation program were warranted.

        At our 2016 annual meeting, our stockholders approved holding a say on pay vote at each annual meeting, and our Board subsequently determined that annual say on pay votes were appropriate for us. Accordingly, we will hold the say on pay vote at this annual meeting (Proposal 3).

Compensation Policies and Practices as they Relate to Risk Management

        Management reports regularly to the Compensation Committee on our executive and employee compensation and benefit programs. The Compensation Committee engaged Pay Governance to perform a compensation risk assessment for the NEOs and our loan originators for 2019 and to advise the Compensation Committee on the findings of the assessment. Our Executive Vice President, Human Resources, also reported on the compensation structure and benefit programs and risks associated with such structure and programs for all of our other employees. The Compensation Committee considered the findings of these reports and determined that the NEO and other employee compensation and benefit programs do not pose any material risks to us and therefore are not reasonably likely to have a material adverse effect on us. With respect to the NEO compensation programs, the Compensation Committee found that they continue to be well-balanced between fixed and variable compensation, cash and equity and short- and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and have elements and are subject to policies that discourage the NEOs from taking unnecessary or excessive risks, including with respect to compensation clawbacks and prohibitions on hedging and pledging. With the assistance of Pay Governance, the Compensation Committee continues to review all of the Company's executive compensation programs as they relate to risk management.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Respectfully submitted, The Compensation Committee of the Board of Directors Michael D. Malone (Chairman) John Rice Dana L. Schmaltz

        The Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table sets forth the compensation paid to or earned by our NEOs in their capacities as executive officers of Walker & Dunlop, Inc. during 2019, 2018 and 2017:

2019 Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William M. Walker	2019	900,000	—	1,974,898	—	1,976,408	4,500	4,855,806
Chairman and Chief	2018	900,000	—	1,799,926	—	1,350,000	4,500	4,054,426
Executive Officer	2017	887,500	—	1,454,961	719,999	3,375,000	8,000	6,445,460
Stephen P. Theobald	2019	500,000	—	874,905	—	800,000	4,500	2,179,405
Executive Vice President and	2018	500,000	129,734	874,924	—	523,766	4,500	2,032,924
Chief Financial Officer	2017	491,667	—	1,049,933	124,993	1,250,000	8,000	2,924,593
Howard W. Smith, III	2019	625,000	—	1,210,799	—	1,200,000	4,500	3,040,299
President	2018	625,000	—	1,343,573	—	781,250	4,500	2,754,323
	2017	614,583	—	1,043,682	499,987	1,953,125	8,000	4,119,377
Richard M. Lucas	2019	500,000	—	974,894	—	700,000	4,500	2,179,394
Executive Vice President,	2018	500,000	—	999,883	—	400,000	4,500	1,904,383
General Counsel and Secretary	2017	491,667	—	1,049,933	124,993	1,250,000	8,000	2,924,593
Richard C. Warner	2019	500,000	—	874,905	—	700,000	4,500	2,079,405
Executive Vice President and	2018	500,000	—	874,924	—	400,000	4,500	1,779,424
Chief Credit Officer	2017	491,667	—	949,943	124,993	1,250,000	8,000	2,824,603

(1)
Amounts shown in these columns represent the grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock and non-qualified stock options. In addition, for Messrs. Walker, Smith and Lucas, the Stock Awards column includes restricted stock units (some of which may be deferred stock units) awarded as the matching grant under the Management Deferred Stock Unit Purchase Matching Program. The Stock Awards column also includes the threshold value for the 2017-2019, 2018-2020 and 2019-2021 performance share units. The maximum possible value of the 2017-2019 performance share units was as follows: $4,050,000 for Mr. Walker, $1,125,000 for Mr. Theobald, $2,109,375 for Mr. Smith, $1,125,000 for Mr. Lucas and $1,125,000 for Mr. Warner. The maximum possible value of the 2018-2020 performance share units was as follows: $4,050,000 for Mr. Walker, $1,125,000 for Mr. Theobald, $2,109,375 for Mr. Smith, $1,125,000 for Mr. Lucas and $1,125,000 for Mr. Warner. The maximum possible value of the 2019-2021 performance share units was as follows: $4,050,000 for Mr. Walker, $1,125,000 for Mr. Theobald, $2,109,375 for Mr. Smith, $1,125,000 for Mr. Lucas and $1,125,000 for Mr. Warner. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
Amounts shown in this column represent annual cash incentive awards to each NEO.

(3)
This column includes the Company's $4,500 matching contribution to the executive's 401(k) plan for each year presented and an additional discretionary $3,500 contribution by the Company to the executive's 401(k) plan for 2017. All full-time employees were eligible for these contributions.

2019 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name/Award Type(1)	Grant Date	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
William M. Walker
Restricted Stock	2/15/2019							16,516	899,957
Restricted Stock Units	2/15/2019							3,211	174,967
Cash Awards	4/2/2019	675,000	1,350,000	3,375,000				—	—
Performance Share Units	4/2/2019				17,723	35,447	79,755	—	899,974
Stephen P. Theobald
Restricted Stock	2/15/2019							9,175	499,946
Cash Awards	4/2/2019	250,000	500,000	1,250,000				—	—
Performance Share Units	4/2/2019				7,384	9,846	22,154	—	374,960
Howard W. Smith, III
Restricted Stock	2/15/2019							11,469	624,946
Restricted Stock Units	2/15/2019							2,150	117,154
Cash Awards	4/2/2019	390,625	781,250	1,953,125				—	—
Performance Share Units	4/2/2019				9,230	18,461	41,539	—	468,699
Richard M. Lucas
Restricted Stock	2/15/2019							9,175	499,946
Restricted Stock Units	2/15/2019							1,835	99,989
Cash Awards	4/2/2019	250,000	500,000	1,250,000				—	—
Performance Share Units	4/2/2019				7,384	9,846	22,154	—	374,960
Richard C. Warner
Restricted Stock	2/15/2019							9,175	499,946
Cash Awards	4/2/2019	250,000	500,000	1,250,000				—	—
Performance Share Units	4/2/2019				7,384	9,846	22,154	—	374,960

(1)
All plan-based awards were made pursuant to the 2015 Equity Incentive Plan.

(2)
Represents awards that could be earned under our annual cash incentive plan. See "COMPENSATION DISCUSSION AND ANALYSIS—2019 Executive Officer Compensation—Annual Cash Incentive Award." NEOs may elect to defer all or a portion of these amounts under our MSPP. Refer to the 2019 Non-Qualified Deferred Compensation table below for information regarding deferral elections made by the NEOs.

(3)
Represents shares that could be earned under awards of performance share units, which vest based on the achievement of average diluted EPS (50% weighting), aggregate total revenues (25% weighting) and return on equity (25% weighting) over the 2019-2021 performance period. See "COMPENSATION DISCUSSION AND ANALYSIS—2019 Executive Officer Compensation—Equity Awards—2019-2021 Performance Share Plan."

(4)
Grants of restricted stock vest in one-third increments on each of February 15, 2020, 2021 and 2022, subject to the executive's continued employment with the Company on the applicable vesting date. Grants of restricted stock units and deferred stock units are awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program and vest on March 15 in the third calendar year following the grant date. The matching grants under the Management Deferred Stock Unit Purchase Matching Program are accompanied by dividend equivalent units, subject to the terms of the applicable deferral election.

(5)
Amounts shown in this column represent the estimated grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock, and performance share units awarded under the 2015 Equity Incentive Plan, as amended, as well as restricted stock units and deferred stock units awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program. For the performance share units, the amounts shown reflect the threshold value of the performance share units awarded to each NEO. The Compensation Committee established very challenging targets for the 2019-2021 performance cycle. As a result, the value of the shares of common stock that will actually be received by the NEOs may be less or more, in some cases substantially so, than the amounts reported above as compensation. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables

        The 2019 performance share unit "threshold," "target" and "maximum" opportunities in the Table are 100%, 200% and 450%, respectively, of the 2019 base salary for Mr. Walker, 75%, 150%, and 337.5%, respectively, of the 2019 base salary for Mr. Smith and 75%, 100%, and 225%, respectively, of the 2019 base salaries for the other NEOs. The matching grants under the Management Deferred Stock Unit Purchase Matching Program are accompanied by dividend equivalent units, subject to the terms of the applicable deferral election. Holders of restricted stock are entitled to dividends paid in cash at the same time paid to other stockholders of the Company. The applicable dividend rate is equal to the dividend rate payable to other stockholders of the Company.

Employment and Separation Agreements

        We have entered into employment agreements with each of our NEOs. Each employment agreement had an initial three-year term, and automatically extends for a series of additional one-year terms at the end of the expiration of the then-current term, unless either party gives 60 days' prior notice that the term will not be extended. These employment agreements provide for an initial base salary, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. For information regarding each NEO's 2019 base salary and other compensation arrangements with us, see "COMPENSATION DISCUSSION AND ANALYSIS—2019 Executive Officer Compensation" above. Additionally, each NEO's employment agreement also contains customary non-competition and non-solicitation covenants that apply during the term and for up to 12 months after the termination of each executive's employment with us. For information concerning the termination-related terms of the NEOs' employment agreements, see "—Potential Payments upon Termination or a Change in Control" below.

Outstanding Equity Awards at December 31, 2019

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)
William M. Walker	4/1/2013	97,879	—	18.03	4/1/2023	—		—	—	—
	2/15/2014	94,488	—	17.05	2/15/2024	—		—	—	—
	2/15/2015	101,695	—	16.72	2/15/2025	—		—	—	—
	2/15/2016	83,218	—	20.40	2/15/2026	—		—	—	—
	2/15/2017	32,043	16,021	39.82	2/15/2027	4,646	(4)	300,503	—	—
	3/28/2017	—	—	—	—	—		—	65,472	4,234,729
	2/14/2018	—	—	—	—	11,865	(4)	767,428	—	—
	3/5/2018	—	—	—	—	—		—	18,101	1,170,773
	2/15/2019	—	—	—	—	16,516	(4)	1,068,255	—	—
	2/15/2019	—	—	—	—	3,281	(5)	212,239	—	—
	4/2/2019	—	—	—	—	—		—	17,723	1,146,324
Stephen P. Theobald	4/1/2013	28,548	—	18.03	4/1/2023	—		—	—	—
	2/15/2014	31,496	—	17.05	2/15/2024	—		—	—	—
	2/15/2015	16,949	—	16.72	2/15/2025	—		—	—	—
	2/15/2015	—	—	—	—	3,070	(5)	198,591	—	—
	2/15/2016	13,870	—	20.40	2/15/2026	—		—	—	—
	2/19/2016	—	—	—	—	4,768	(5)	308,390	—	—
	2/15/2017	5,563	2,781	39.82	2/15/2027	4,813	(4)	311,305	—	—
	2/16/2017	—	—	—	—	2,631	(5)	170,167	—	—
	3/28/2017	—	—	—	—	—		—	18,357	1,187,331
	2/14/2018	—	—	—	—	6,592	(4)	426,371	—	—
	3/5/2018	—	—	—	—	—		—	7,542	487,817
	2/15/2019	—	—	—	—	9,175	(4)	593,439	—	—
	4/2/2019	—	—	—	—	—		—	7,384	477,597
Howard W. Smith, III	3/24/2011	32,000	—	12.52	3/24/2021	—		—	—	—
	4/30/2012	55,268	—	13.05	4/30/2022	—		—	—	—
	4/1/2013	65,253	—	18.03	4/1/2023	—		—	—	—
	2/15/2014	62,992	—	17.05	2/15/2024	—		—	—	—
	2/15/2015	67,797	—	16.72	2/15/2025	—		—	—	—
	2/15/2016	55,479	—	20.40	2/15/2026	—		—	—	—
	2/15/2017	22,251	11,126	39.82	2/15/2027	3,139	(4)	203,031	—	—
	2/16/2017	—	—	—	—	5,262	(5)	340,355	—	—
	3/28/2017	—	—	—	—	—		—	34,099	2,205,523
	2/14/2018	—	—	—	—	8,240	(4)	532,963	—	—
	2/14/2018	—	—	—	—	5,150	(5)	333,124	—	—
	3/5/2018	—	—	—	—	—		—	9,427	609,738
	2/15/2019	—	—	—	—	11,469	(4)	741,815	—	—
	2/15/2019	—	—	—	—	2,197	(5)	142,109	—	—
	4/2/2019	—	—	—	—	—		—	9,230	596,996
Richard M. Lucas	2/15/2017	—	2,781	39.82	2/15/2027	4,813	(4)	311,305	—	—
	2/16/2017	—	—	—	—	2,631	(5)	170,167	—	—
	3/28/2017	—	—	—	—	—		—	18,357	1,187,331
	2/14/2018	—	—	—	—	6,592	(4)	426,371	—	—
	2/14/2018	—	—	—	—	2,575	(5)	166,528	—	—
	3/5/2018	—	—	—	—	—		—	7,542	487,817
	2/15/2019	—	—	—	—	9,175	(4)	593,439	—	—
	2/15/2019	—	—	—	—	1,875	(5)	121,289	—	—
	4/2/2019	—	—	—	—	—		—	7,384	477,597
Richard C. Warner	2/15/2015	16,949	—	16.72	2/15/2025	—		—	—	—
	2/15/2016	13,870	—	20.40	2/15/2026	—		—	—	—
	2/15/2017	5,563	2,781	39.82	2/15/2027	4,813	(4)	311,305	—	—
	3/28/2017	—	—	—	—	—		—	18,357	1,187,331
	2/14/2018	—	—	—	—	6,592	(4)	426,371	—	—
	3/5/2018	—	—	—	—	—		—	7,542	487,817
	2/15/2019	—	—	—	—	9,175	(4)	593,439	—	—
	4/2/2019	—	—	—	—	—		—	7,384	477,597

(1)
These options were granted pursuant to our 2010 Equity Incentive Plan, as amended, and our 2015 Equity Incentive Plan, and vest ratably on each anniversary of the date of grant over a three-year period, conditioned upon the executive's continued employment with the Company on the applicable vesting date.

(2)
Based on the closing stock price of our common stock on December 31, 2019 of $64.68 per share.

(3)
Represents performance share units under our 2017-2019 performance share plan, our 2018-2020 performance share plan and our 2019-21 performance share plan. The number of units reported for the 2017-2019 performance share plan is based on the actual level of performance achieved and awarded in February 2020. The number of performance share units reported for the 2018-2020 performance share plan is based on the threshold level of performance, which is reflective of performance during 2019. The number of performance share units reported for the 2019-2021 performance share plan is based on threshold level of performance, which is reflective of performance during 2019.

(4)
Represents restricted stock granted pursuant to our 2015 Equity Incentive Plan, which vest ratably on each anniversary of the date of grant over a three-year period, conditioned upon the executive's continued employment with the Company on the applicable vesting date.

(5)
Represents restricted stock units (some of which may be deferred stock units) and their associated dividend equivalent units, granted under the Management Deferred Stock Unit Purchase Matching Program, which vest on March 15 in the third calendar year following the grant date.

2019 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Walker	—	—	168,531	9,111,674
Stephen P. Theobald	—	—	52,896	2,861,528
Howard W. Smith, III	—	—	88,873	4,820,506
Richard M. Lucas	19,433	768,832	54,351	2,952,345
Richard C. Warner	31,496	1,396,817	49,660	2,705,973

2019 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
William M. Walker	499,923	—	259,294	13,543	915,362
Stephen P. Theobald	399,938	—	579,106	24,220	2,208,098
Howard W. Smith, III	299,954	—	749,989	37,776	1,980,857
Richard M. Lucas	349,985	—	355,537	19,142	1,233,708
Richard C. Warner	—	—	—	—	—

(1)
These contributions were made by deferring a portion of the 2019 annual cash incentive award under our MSPP and represent the value of purchased deferred stock units based on the closing share price of our common stock on the purchase date. All of the amounts shown in this column were included as compensation in the "2019 Summary Compensation Table" for 2019.

(2)
Earnings (loss) represent a change in the value of our common stock underlying an NEO's deferred stock units and their associated dividends and dividend equivalent units. None of the amounts in this column have been included in the "2019 Summary Compensation Table" because the earnings are not preferential or above-market.

(3)
Distributions represent the value of cash dividends paid on deferred stock units during 2019.

(4)
Total aggregate balance calculated as the sum of the number of deferred stock units held as of December 31, 2019, multiplied by $64.68, the closing stock price of our common stock on December 31, 2019, plus the amount of executive contributions for 2019. The following amounts included in this column have been reported in the "2019 Summary Compensation Table" for 2019 or a prior fiscal year: Mr. Walker—$1,649,882, Mr. Theobald—$1,099,878, Mr. Smith—$2,000,198, Mr. Lucas—$1,199,904 and Mr. Warner—$0.

Management Deferred Stock Unit Purchase Plan (MSPP)

        Under the MSPP, eligible employees may voluntarily elect to purchase shares of the Company's common stock with up to 100% of their annual cash incentive award on a specified date each calendar year. On the date that the annual cash incentive award is paid (the "Award Date"), the portion of the bonus that is deferred is used to purchase deferred stock units at the fair market value of the Company's common stock on such date. These deferred stock units granted under the MSPP are fully vested and non-forfeitable on the date of purchase. With respect to each deferred stock unit granted under the MSPP, the Company issues to the participant one share of the Company's common stock on the date elected by the participant, which is either (i) January 31 of the year immediately following the participant's separation from the Company (the "Termination Date Election"); (ii) the first to occur of (A) March 15 of the third calendar year after the Award Date and (B) January 31 of the year immediately following the participant's separation from the Company (the "Vesting Date Election"); or (iii) the first to occur of (A) January 31 of the fifth or tenth, as elected by the participant, calendar year after the Award Date and (B) January 31 of the year immediately following the participant's separation from the Company (the "Deferred Distribution Date Election"). In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date.

        In the event of a change in control of the Company, if the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are not assumed or continued, shares of the Company's common stock underlying the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are delivered immediately prior to the change in control. In the event of a change in control of the Company, the deferred stock units and restricted stock units granted under the matching component of the MSPP become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or for good reason (as such terms are defined in the Management Deferred Stock Unit Purchase Matching Program) within 24 months following the change in control of the Company.

Potential Payments upon Termination or a Change in Control

        Regardless of the reason for any termination of employment, each NEO is entitled to receive the following benefits upon termination: (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expenses, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement and (e) except in the case of termination by the company for cause, any bonus or incentive compensation that had been accrued through the effective date of termination but not paid; provided, however, that, in the event of a termination without cause, a resignation for good reason or retirement, a pro rata incentive compensation will be paid only to the extent performance goals for the year are achieved.

        In addition to the benefits described above in clauses (a)-(e), each NEO is entitled to receive a severance payment if we terminate his employment without cause or the executive resigns for good reason. The severance payment is equal to (i) continued payment by the company of the executive's base salary, as in effect as of the executive's last day of employment, for a period of 12 months, (ii) continued payment for life and health insurance coverage for 12 months, to the same extent the company paid for such coverage immediately prior to termination, (iii) two times the average annual bonus earned by the executive over the preceding two years (or if the executive has not been employed for two years, payments equal to two times the target bonus for the year of termination) and (iv) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. If the continued payment of health insurance coverage would result in violations of certain tax or other statutes or regulations, then we will instead pay the NEO a fully taxable cash payment each month equal to the insurance premiums plus an additional amount necessary to cover any additional taxes owed by the NEO (such additional amount, the "Indemnity Amount").The foregoing benefits are conditioned upon the executive's execution of a general release of claims and compliance with the terms of the employment agreement. In addition, pursuant to the terms of each NEO's performance share unit award agreements, upon such termination of employment, the NEO vests in a pro rata portion of his performance share units (based on the number of days in the performance period prior to termination) to the extent the applicable performance goals are otherwise satisfied.

        If the NEO's employment terminates due to death or disability, in addition to the benefits described above in clauses (a)-(e), the executive or his estate, as applicable, is entitled to receive (i) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive and (ii) payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death or termination of employment. In addition, pursuant to the terms of each NEO's performance share unit award agreements, upon such termination of employment, the NEO vests in his target number of performance share units, and pursuant to the terms of the matching component under the MSPP, the deferred stock units and restricted stock units granted thereunder become 100% vested.

        If the NEO's employment terminates due to retirement, in addition to the benefits described above in clauses (a)-(e), the executive is entitled to receive vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. The NEO does not vest in any performance share units upon such a termination of employment.

        While none of the employment agreements includes severance provisions that are tied to changes in control, pursuant to the 2015 Equity Incentive Plan and the award agreements governing the NEO's outstanding equity awards thereunder, upon a change in control of the Company, (i) the NEO's outstanding, unvested options and restricted stock become fully vested (A) if the equity awards are not assumed or (B) if the equity awards are assumed and the NEO's employment is terminated without cause or for good reason within 12 months following the change in control, and (ii) the NEO will vest in a number of performance share units equal to the greater of (A) a pro rata portion of his performance share units to the extent the applicable performance goals are otherwise satisfied and (B) his target number of performance share units. In addition, the deferred stock units and restricted stock units granted under the matching component of the MSPP become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or resigns for good reason (as such terms are defined in the matching component of the MSPP) within 24 months following the change in control of the Company.

        Neither the employment agreements nor the equity award agreements provide for any excise or other tax gross-up other than the potential for payment of the Indemnity Amount discussed above.

        The table below summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to our NEOs under the terms of their employment agreements and equity award agreements described above in connection with the occurrence of the following various scenarios as of December 31, 2019. Amounts shown do not include (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement and (e) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid.

Executive Officer	Benefit	Non-renewal by Company ($)(1)		Without Cause/ For Good Reason ($)(2)		Death ($)		Disability ($)(3)		Retirement ($)(4)
William M. Walker	Cash	4,226,408	(5)	4,226,408	(5)	N/A		N/A		N/A
	Continued Life and Health	22,842	(6)	22,842	(6)	N/A		N/A		N/A
	Equity Acceleration	2,534,468	(7)(8)	7,931,820	(7)(8)	10,166,862	(7)(9)	10,166,862	(7)(9)	2,534,468	(7)
	Total	6,783,719		12,181,071		10,166,862		10,166,862		2,534,468
Stephen P. Theobald	Cash	1,950,000	(5)	1,950,000	(5)	N/A		N/A		N/A
	Continued Life and Health	306	(6)	306	(6)	N/A		N/A		N/A
	Equity Acceleration	1,400,250	(7)(8)	3,071,991	(7)(8)	4,138,492	(7)(9)	4,138,492	(7)(9)	1,400,250	(7)
	Total	3,350,556		5,022,297		4,138,492		4,138,492		1,400,250
Howard W. Smith, III	Cash	2,606,250	(5)	2,606,250	(5)	N/A		N/A		N/A
	Continued Life and Health	22,842	(6)	22,842	(6)	N/A		N/A		N/A
	Equity Acceleration	1,754,401	(7)(8)	4,565,415	(7)(8)	6,434,534	(7)(9)	6,434,534	(7)(9)	1,754,401	(7)
	Total	4,383,493		7,194,508		6,434,534		6,434,534		1,754,401
Richard M. Lucas	Cash	1,600,000	(5)	1,600,000	(5)	N/A		N/A		N/A
	Continued Life and Health	22,842	(6)	22,842	(6)	N/A		N/A		N/A
	Equity Acceleration	1,400,250	(7)(8)	3,071,991	(7)(8)	3,919,327	(7)(9)	3,919,327	(7)(9)	1,400,250	(7)
	Total	3,023,092		4,694,833		3,919,327		3,919,327		1,400,250
Richard C. Warner	Cash	1,600,000	(5)	1,600,000	(5)	N/A		N/A		N/A
	Continued Life and Health	22,842	(6)	22,842	(6)	N/A		N/A		N/A
	Equity Acceleration	1,400,250	(7)(8)	3,071,991	(7)(8)	3,461,343	(7)(9)	3,461,343	(7)(9)	1,400,250	(7)
	Total	3,023,092		4,694,833		3,461,343		3,461,343		1,400,250

(1)
This column describes the payments and benefits that become payable if the Company elects not to renew the employment agreement.

(2)
The term "cause" means any of the following, subject to any applicable cure provisions: (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony; (ii) fraud, misappropriation or embezzlement by the executive; (iii) the executive's willful failure or gross negligence in the performance of his assigned duties for the Company; (iv) the executive's breach of any of his fiduciary duties to the Company; (v) a material violation of a material Company policy; or (vi) the material breach by the executive of any material term of the employment agreement.

The term "good reason" means any of the following, subject to any applicable cure provisions, without the executive's consent: (i) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive's position at the Company, or any other action by the Company which results in a substantial diminution of the executive's duties or responsibilities; (ii) a requirement that the executive work principally from a location that is 20 miles further from the executive's residence than the Company's address on the effective date of the executive's employment agreement; (iii) a 10% or greater reduction in the executive's aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the Company of the employment agreement.

(3)
The term "disability" means such physical or mental impairment as would render the executive unable to perform each of the essential duties of the executive's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(4)
The term "retirement" means the point at which the executive has reached the age of 65 and has decided to exit the workforce completely. For purposes of the amounts disclosed in this column, we have assumed that each NEO has reached the retirement age of 65, regardless of his actual age.

(5)
Represents the sum of the following: (i) the executive's 2019 base salary at December 31, 2019, to be paid for a period of 12 months in approximately equal installments on the Company's regularly scheduled payroll dates, subject to payroll deductions and withholdings, and (ii) two times the average annual bonus earned by the executive for 2018 and 2019, assuming all performance targets have been met for 2019, half of such amount to be paid within 60 days of the end of the fiscal year of termination and the remaining half to be paid at the end of the 12-month non-compete period.

(6)
Represents the value of life and health benefits paid by the Company for 12 months.

(7)
Includes the value of accelerated vesting of restricted stock and options granted to the executives. The acceleration value of the restricted stock was calculated using the closing price of $64.68 per share on December 31, 2019. The acceleration value of the options was calculated using the closing price of $64.68 per share on December 31, 2019 and the option strike price of $39.82 per share, the exercise price for all options included above.

The value of accelerated vesting of performance share units is included in the columns for termination without cause or for good reason, due to death and due to disability. The acceleration value of the performance share units is calculated using the closing price of $64.68 per share on December 31, 2019 and the applicable number of performance share units under our 2017-2019 performance, 2018-2020 performance and 2019-2021 performance share plans that are eligible to vest upon such a termination pursuant to the terms of the applicable award agreement. For termination without cause or for good reason, the number of performance units reported for the 2017-2019 performance share plan is based on the actual level of performance. The number of performance share units reported for the 2018-2020 performance share plan is based on the threshold level of performance, which is reflective of performance during 2019, prorated for the portion of the performance period completed as of December 31, 2019. The number of performance share units reported for the 2019-2021 performance share plan is based on the threshold level of performance, which is reflective of performance during 2019, prorated for the portion of the performance period completed as of December 31, 2019. For termination due to death and disability, the number of performance share units for each of the 2017-2019, 2018-2020 and 2019-2021 performance plans is the number that would be achieved under the target level of performance.

(8)
Does not include the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. For additional information, see the table below.

(9)
Includes the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP, calculated using the closing price of $64.68 per share on December 31, 2019.

        In addition to the applicable amounts disclosed in the table above, the table below sets forth the estimated value as of December 31, 2019 of accelerated vesting that will be generally owed to our NEOs under the terms of the matching component of the MSPP described above if the NEO's employment is terminated without cause or the NEO resigns for good reason within 24 months of a change in control of the Company or if awards under the matching component of the MSPP are not assumed in the change in control transaction.

Executive Officer	Benefit	Without Cause/For Good Reason Within 24 Months of a Change in Control ($)(1)
William M. Walker	Equity Acceleration	212,239
Stephen P. Theobald	Equity Acceleration	677,149
Howard W. Smith, III	Equity Acceleration	815,568
Richard M. Lucas	Equity Acceleration	457,984
Richard C. Warner	Equity Acceleration	—

(1)
Represents the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. The acceleration value is calculated using the closing price of $64.68 per share on December 31, 2019.

CEO Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Walker, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

        We identified the median employee by examining taxable earnings, excluding our CEO, for those who were employed by us on December 31, 2019. We included all employees, whether employed on a full-time or part-time basis, and did not make any estimates, assumptions or adjustments to any annual base salaries.

        After identifying the median employee based on taxable earnings, we calculated annual total compensation for 2019 for such employee using the same methodology we used for our NEOs as set forth in the 2019 Summary Compensation Table earlier in this section.

        For 2019, the annual total compensation of the median employee was $126,668. For 2019, the annual total compensation of our CEO was $4,855,806. The resulting pay ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for 2019 was 38:1.

Director Compensation

        The following table sets forth 2019 compensation for each non-employee director who was a member of our Board in 2019. Messrs. Walker and Smith also serve as members of our Board but do not receive any additional compensation for providing these services. Refer to our "2019 Summary Compensation Table" for information regarding 2019 compensation for Messrs. Walker and Smith.

2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Alan J. Bowers	150,000	(2)	99,956	249,956
Michael D. Malone	135,000		99,956	234,956
John Rice	125,000		99,956	224,956
Dana L. Schmaltz	115,000		99,956	214,956
Michael J. Warren	110,000		99,956	209,956
Ellen D. Levy	126,000		120,909	246,909	(3)
Cynthia A. Hallenbeck(4)	—		—	—

(1)
Amounts shown in this column represent the grant date fair value in accordance with FASB ASC Topic 718 of restricted common stock and restricted stock units multiplied by the number of shares or restricted stock units, respectively, granted to each Board member. As of December 31, 2019, each director held 1,860 shares of unvested restricted stock or unvested restricted stock units.

(2)
Amount includes the value of restricted stock units received in lieu of directors' fees for service in 2019 and fees received in cash.

(3)
Ms. Levy was appointed to our Board in March 2019. The total amount includes the value of restricted stock and cash fees awarded to Ms. Levy in connection with her appointment to our Board in March 2019 and compensation paid to her following her re-election to our Board at our May 16, 2019 annual meeting.

(4)
Ms. Hallenbeck ceased to serve as a member of our Board on May 16, 2019, and she did not receive any compensation in 2019.

        2019 compensation for our non-employee directors consisted of the following:

  •
  an annual base cash retainer of $100,000; and

  •
  an annual award of $100,000 of shares of restricted stock (rounded down to the nearest whole share) under our 2015 Equity Incentive Plan granted on the date of the 2019 annual meeting of stockholders, which vests on the one-year anniversary of the date of grant, subject to the director's continued service on our Board.

        In addition, our compensation program for non-employee directors provided for the following additional annual cash retainers:

  •
  Audit Committee: Chairman—$25,000; Member—$10,000;

  •
  Compensation Committee: Chairman—$25,000; Member—$10,000;

  •
  Nominating and Corporate Governance Committee: Chairman—$15,000; Member—$5,000; and

  •
  the Lead Director receives an additional annual cash retainer of $20,000.

        Under the Deferred Compensation Plan for Non-Employee Directors ("Director Deferred Compensation Plan"), non-employee directors may voluntarily elect to purchase shares of the

Company's common stock with up to 100% of their annual director compensation. On the date that the compensation would otherwise be paid, the portion of the compensation that is deferred will be used to purchase deferred stock units at the fair market value of the Company's common stock on such date. These deferred stock units granted under the Director Deferred Compensation Plan are fully vested and non-forfeitable on the date of purchase with respect to deferred stock units received in respect of cash compensation, and the deferred stock units granted in respect of restricted stock are subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such restricted stock. With respect to each deferred stock unit granted under the Director Deferred Compensation Plan, the Company will issue to the participant one share of the Company's common stock on the date elected by the participant, which will be the first to occur of (i) within 90 days following the participant's separation from the Company, (ii) immediately prior to, on or within 30 days following a change in control, (iii) within 90 days following the participant's disability, (iv) within 90 days following the participant's death or (v) if the participant has elected to receive payment while still a member of our Board, the date that is three, five or ten years following the last day of the applicable plan year in which an amount was deferred.

  Stock Ownership Guidelines for Our Non-Employee Directors

        Our Board has adopted stock ownership guidelines for our non-employee directors. Under those guidelines, our non-employee directors, are required to own stock equal to five times the annual base cash retainer. Stock ownership for the purpose of these guidelines includes stock, restricted stock and stock units, but does not include shares underlying vested or unvested stock options. Non-employee directors are required to achieve the ownership threshold by the five-year anniversary of the director joining our Board.

Equity Compensation Plan Information

        The table below sets forth information as of the end of our 2019 fiscal year for (i) all equity compensation plans approved by our stockholders and (ii) all equity compensation plans not approved by our stockholders. See note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a description of our 2015 Equity Incentive Plan. See "—Management Deferred Stock Unit Purchase Plan" above for a description of our MSPP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(3)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(4)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(#)
Equity compensation plans approved by security holders(1)	1,979,462	19.72	760,849
Equity compensation plans not approved by security holders(2)	162,491	—	98,085

Total	2,141,953	N/A	858,934

(1)
The 2015 Equity Incentive Plan was approved by our stockholders on June 4, 2015, and amended and restated our 2010 Equity Incentive Plan.

(2)
Represents shares registered on a Registration Statement on Form S-8 on May 10, 2013 to be used for purchases under the MSPP.

(3)
Represents the purchased and matching deferred and restricted stock units under the MSPP, dividend equivalent units associated with the matching deferred and restricted stock units under the MSPP, outstanding performance share units under our 2015 Equity Incentive Plan, and shares to be issued upon exercise of options. Amounts representing performance share units assume maximum performance and amounts.

(4)
Restricted and deferred stock units under the MSPP and performance share units under the 2015 Equity Incentive Plan have no exercise price and were not factored into the calculation of the weighted average exercise price. This column represents the weighted average exercise price of 983,082 options outstanding under the 2015 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

        During 2019, the following individuals served on our Compensation Committee for all or part of the year: Cynthia A. Hallenbeck, Michael Malone, John Rice and Dana Schmaltz. None of these individuals is or was an officer or employee, or former officer or employee, of ours. None of these individuals has or had relationships with us requiring disclosure under Item 404 of Regulation S-K. No interlocking relationship exists or existed between members of the Compensation Committee or the Board, and the board of directors or compensation or similar committees of any other company.

Proposal 3: Advisory Resolution to Approve Executive Compensation

        We are presenting this proposal, commonly known as a "say on pay" proposal pursuant to Section 14A of the Exchange Act, to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.

        We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading "COMPENSATION DISCUSSION AND ANALYSIS," our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key financial and operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive's compensation is tied directly to stockholder value.

        For these reasons, we are asking our stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders hereby approve the compensation of the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement."

        While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Compensation Committee and Board intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of our NEOs. Unless the Board modifies its policy on the frequency of future "say on pay" advisory votes, the "say on pay" advisory vote occurs every year and, accordingly, the next "say on pay" advisory vote will be held at the 2021 annual meeting of stockholders.

  Vote Required

        The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to approve, on a non-binding advisory basis, the compensation of the NEOs. Abstentions and broker non-votes will not count as votes cast with respect to the proposal and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

Proposal 4: Adoption of the Company's 2020 Equity Incentive Plan

Overview

        We are asking our stockholders to consider and approve adoption of the Walker & Dunlop, Inc. 2020 Equity Incentive Plan (the "2020 Plan"), which constitutes an amendment and restatement of the Walker & Dunlop, Inc. 2015 Equity Incentive Plan, as amended (the "2015 Plan"). The 2015 Plan was an amendment and restatement of the Walker & Dunlop, Inc. 2010 Equity Incentive Plan (the "2010 Plan"). References in this proposal to the "Plan" include the 2015 Plan and the 2010 Plan, collectively.

        Upon the recommendation of the Compensation Committee, on March 19, 2020, the Board adopted the 2020 Plan, subject to and effective upon approval of the 2020 Plan by the stockholders at the annual meeting. If approved by our stockholders, the 2020 Plan would:

  1)
  Amend and restate the Plan;

  2)
  Increase the number of shares of our common stock reserved for issuance under the Plan by 2,000,000 shares;

  3)
  Extend the termination date of the Plan to March 19, 2030, the tenth anniversary of the date the 2020 Plan was approved by the Board;

  4)
  Impose annual limits on the value of awards granted to non-employee members of the Board for their service on the Board;

  5)
  Remove certain provisions which were otherwise required for awards to qualify as performance-based compensation under an exception to Section 162(m) of the Code prior to its repeal; and

  6)
  Increase the limits on certain performance-based awards that may be granted to participants under the 2020 Plan.

        The purpose of the 2020 Plan is to (i) provide incentives to eligible persons to align their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long-term growth and profitability of the Company; and (ii) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the 2020 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units (including deferred stock units), dividend equivalent rights, performance awards, annual incentive awards and other equity-based awards.

        If the stockholders approve the 2020 Plan, the 2020 Plan will become effective on the date of the annual meeting of stockholders for 2020, which is scheduled for May 14, 2020. If the stockholders do not approve the 2020 Plan, the Plan will continue in accordance with its terms as in effect immediately prior to the date the 2020 Plan was approved by the Board.

Considerations for Approval of the 2020 Plan

        In recommending the 2020 Plan to the Board for approval, the Compensation Committee reviewed employee and compensation data from the Company and analyses prepared by Pay Governance, its independent compensation consultant. Considerations taken into account by the Compensation Committee included:

Equity compensation supports our pay-for-performance culture and aligns management and shareholder interests

  •
  Equity compensation is an important tool for aligning management and shareholder interests and driving long-term shareholder value; and

  •
  We have created nearly $1.42 billion in total shareholder return value appreciation over the past five years, and our use of equity compensation to attract, motivate, reward and retain talent has played an important role in driving these results.

Equity incentives support our growth strategy

  •
  Over the past five years, we have made several strategic acquisitions to increase the size and scale of our loan origination and servicing and property sales platforms, and these acquisitions have driven significant growth in our annual total transaction volume and servicing portfolio balance, which have, in turn created significant value for our shareholders. In the last five years (from 2015-2019), we have achieved a total shareholder return of 289.1%;

  •
  In connection with these acquisitions and in connection with our execution of new employment agreements with our bankers and brokers, we have awarded a significant amount of equity to align our employees' long-term performance interests with those of our shareholders; and

  •
  In furtherance of our achievement of our Vision 2020 goals, we intend to continue acquiring companies and hire new bankers and brokers and incentivize them using equity awards.

We believe the number of shares authorized under the 2020 Plan is reasonable

  •
  Based on our historical grant practices and certain other assumptions, including the price of our Common Stock, we currently expect that the proposed number of shares to be authorized for issuance under the 2020 Plan will provide sufficient equity-based compensation awards for approximately the next four years; and

  •
  Shareholders would be able to reevaluate any additional share authorization request.

Approval of the 2020 Plan is critical to our future compensation practices and ability to align pay and performance going forward

  •
  If the 2020 Plan is not approved by shareholders, we expect there will be an insufficient number of shares available to make equity-based compensation awards going forward, which would negatively impact our ability to deliver competitive levels of compensation and effectively align employee and shareholder interests;

  •
  The inability to grant meaningful equity-based compensation would limit our ability to attract and retain executive and loan origination and property sales talent or prevent us from executing on certain strategic plans, both of which have been integral to our past success and remain vital to future performance; and

  •
  Equity-based compensation is a critical element of our pay-for-performance compensation philosophy, which is designed to drive shareholder value creation.

The 2020 Plan contains provisions that are consistent with best practices. These are:

  •
  No Discounted Options or Stock Appreciation Rights.  Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

  •
  No Repricing Without Stockholder Approval.  Other than in connection with certain corporate transactions, we may not reduce the exercise price of an option or stock appreciation right, exchange an option or stock appreciation right for a new award with a lower exercise price or cancel an option or stock appreciation right with an exercise price that is above the market value of a share for cash or other securities, in each case, unless such action is approved by the stockholders or would not be deemed to be a repricing under the rules of the NYSE;

  •
  No Liberal Share Recycling.  Shares used to pay the exercise price of an option or the withholding taxes related to an outstanding award, unissued shares resulting from the net settlement of stock-settled stock appreciation rights, and shares purchased by us in the open market using the proceeds of option exercises do not become available for issuance for future awards under the 2020 Plan;

  •
  No Transferability.  Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee;

  •
  No Evergreen Provision.  The 2020 Plan does not contain an "evergreen" feature pursuant to which the shares authorized for issuance can be automatically replenished;

  •
  No Automatic Grants.  The 2020 Plan does not provide for automatic grants to any individual; and

  •
  No Tax Gross-Ups.  The 2020 Plan does not provide for any tax gross-ups.

        In consideration of these factors, and the judgement of the Board and the Compensation Committee that awards under the 2020 Plan are valuable incentives and serve the ultimate benefit of stockholders by aligning more closely the interests of participants in the 2020 Plan with those of our stockholders, the Board and the Compensation Committee believe that it is necessary to increase the number of shares authorized under the Plan to enable the Company to continue appropriately incentivizing new and existing employees.

Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE COMPANY'S 2020 EQUITY INCENTIVE PLAN.

Vote Required

        Approval of the 2020 Plan requires the affirmative vote of the holders of a majority of the votes cast. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not count as votes cast with respect to the proposal and will have no effect on the result of the vote.

Material Amendments included in the 2020 Plan

Increase in Number of Shares

        The 2020 Plan will increase the number of shares currently reserved for issuance under the Plan by 2,000,000 shares. The following table sets forth the number of shares available for issuance pursuant to outstanding awards and future awards under the Plan as of March 13, 2020:

Shares subject to outstanding stock options(1)	902,917
Shares subject to outstanding stock awards(2)	1,403,075
Shares available for future awards	503,421

(1)
As of March 13, 2020, options outstanding under the Plan had a weighted average per share exercise price of $19.97 and a weighted average remaining term of 4.5 years.

(2)
Represents shares subject to time-based restricted stock and restricted stock units and performance-based restricted stock units at target. As of March 13, 2020, the weighted average remaining vesting term for restricted stock was 2.9 years and for restricted stock units was 1.6 years.

        As of March 13, 2020, the market value of a share of our common stock was $53.25.

Extension of Termination Date

        Unless terminated earlier pursuant to the terms of the 2020 Plan, the 2020 Plan will extend the termination date of the Plan from June 4, 2025 to March 19, 2030, the tenth anniversary of the date the 2020 Plan was approved by the Board. Upon termination, the 2020 Plan will continue to govern outstanding awards.

Director Compensation Limit

        The sum of any cash compensation, or other compensation, and the grant date fair value as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of awards granted to any non-employee director for services as a director pursuant to the 2020 Plan during any fiscal year may not exceed $750,000.

Other Amendments Included in the 2020 Plan

Removal of Provisions Relating to Section 162(m) of the Code

        Prior to the enactment of the Tax Cuts and Jobs Act (the "TCJ Act"), an exception to Section 162(m) of the Code allowed performance-based compensation that met certain requirements to be tax deductible without regard to the deduction limits imposed by Section 162(m) of the Code. This qualified performance-based compensation exception was repealed as part of the TCJ Act. The 2020 Plan removes certain provisions which were otherwise required for awards to qualify as performance-based compensation under this exception prior to its repeal. Awards granted under the Plan prior to November 2, 2017 may be grandfathered under the old law pursuant to certain limited transition relief provided by the TCJ Act.

Increase to Certain Individual Award Limits

        The 2020 Plan increases the maximum amount that may be paid as an annual incentive award (whether or not cash-settled) in a calendar year to any person from $5 million to $7.5 million, and the maximum amount that may be paid as a cash-denominated performance award (whether or not cash-settled) in respect of a performance period in excess of twelve months to any person from $7 million to $10 million.

Summary of the Material Terms of the 2020 Plan

        A summary of the material terms of the 2020 Plan is set forth below. This summary is qualified in its entirety by the complete text of the 2020 Plan, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference into this proposal. We encourage stockholders to read and refer to the complete plan document in Annex A for a more complete description of the 2020 Plan.

        Effective Date; Amendment, Suspension and Termination.    If approved by our stockholders at the annual meeting, the 2020 Plan will become effective as of the date of the annual meeting, and, unless terminated sooner in accordance with the terms of the 2020 Plan or extended with stockholder approval, the 2020 Plan will terminate on March 19, 2030, the tenth anniversary of the date the Board approved the 2020 Plan. Our Board may amend, suspend or terminate the 2020 Plan at any time, provided that no amendment, suspension or termination may impair the rights or obligations under outstanding awards without the consent of the grantee. Our stockholders must approve any amendment to the 2020 Plan to the extent determined by the Board or if such approval is required under applicable law or NYSE regulations. Our stockholders also must approve any amendment that changes the no re-pricing, option pricing and stock appreciation right pricing provisions of the 2020 Plan.

        Administration of the 2020 Plan.    The 2020 Plan will be administered by our Compensation Committee. Each member of our Compensation Committee is both a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act and, for so long as our common stock is listed on the NYSE, an "independent director" within the meaning of the NYSE listing requirements. The Compensation Committee will determine all terms of awards granted under the 2020 Plan, including, without limitation, the type of award, its terms and conditions and the number of shares of common stock subject to the award, if the award is equity-based. The Board has established a special committee of the Board (the "Non-Executive Equity Award Committee"), which currently consists of Mr. Walker, our Chairman and Chief Executive Officer, and Mr. Smith, our President, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2020 Plan. As of March 13, 2020, those grants may not exceed a total of 111,141 shares. The special Non-Executive Equity Award Committee's authority does not in any way limit the Compensation Committee's authority to administer the 2020 Plan. To the extent permissible under applicable law, the Board may delegate to the Non-Executive Equity Award Committee or other committee authority to make additional grants to non-executive employees. References in this proposal to the Compensation Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

        Eligibility.    All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2020 Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2020 Plan, other than incentive stock options. As of March 13, 2020, there were five named executive officers, six non-employee directors and 851 employees of the Company who were eligible to participate in the 2020 Plan.

        Share Authorization and Usage.    The maximum number of shares of common stock that may be issued under the 2020 Plan, consisting of authorized but unissued shares or issued shares that have been reacquired by the Company, will be equal to the sum of (i) 2,000,000 shares of common stock, plus (ii) the number of shares of common stock available for future awards under the Plan as of the date the 2020 Plan is approved by the Company's stockholders, plus (iii) the number of shares of common stock related to awards outstanding under the Plan as of the date the 2020 Plan is approved by the Company's stockholders that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such shares of common stock. The maximum number of shares of common stock available for issuance pursuant to incentive stock options granted under the 2020 Plan will be the same as the number of shares of common stock available for issuance under the 2020 Plan.

        Shares of common stock that are subject to awards will be counted against the 2020 Plan's share limit as of the date of grant as one share for every one share subject to the award. The number of shares subject to any stock appreciation rights awarded under the 2020 Plan will be counted against the 2020 Plan's share limit regardless of the number of shares actually issued to settle the stock appreciation right upon exercise, and the target number of shares issuable under a performance award shall be counted against the 2020 Plan's share limit as of the date of grant, but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance award to the extent different from such target number of shares.

        If any awards terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock or are settled in cash in lieu of shares, the shares subject to such awards will again be available for the grant of awards under the 2020 Plan. However, the number of shares of common stock available for issuance under the 2020 Plan will not be increased by the number of shares of common stock (i) tendered, withheld or subject to an award surrendered in connection with the exercise of an option, (ii) deducted or delivered from payment of an award in connection with the Company's tax withholding obligations, (iii) purchased by the Company with proceeds from option exercises or (iv) not issued upon the net settlement or net exercise of a stock-settled stock appreciation right.

        The number and kinds of shares for which awards may be made under the 2020 Plan, including the award limits described below, will be adjusted proportionately and accordingly by the Compensation Committee if the number of outstanding shares is increased or decreased or the shares are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

        Award Limitations.    The 2020 Plan contains limitations on the maximum number of shares available for issuance with respect to specified types of awards. Subject to adjustments described above, (i) the maximum number of shares of common stock subject to (A) options or stock appreciation rights that may be granted under the 2020 Plan to any person in a calendar year is 600,000 shares and (B) awards other than options or stock appreciation rights that may be granted under the 2020 Plan to any person in a calendar year is 600,000 shares, and (ii) the maximum amount that may be paid as (X) an annual incentive award (whether or not cash-settled) in a calendar year to any person will be $7.5 million and (Y) a cash-denominated performance award (whether or not cash-settled) in respect of a performance period in excess of 12 months to any person will be $10 million.

        In addition, the sum of any cash compensation, or other compensation, and the grant date fair value as determined in accordance with FASB ASC Topic 718 (or any successor thereto) of awards granted to any non-employee director for services as a director pursuant to the 2020 Plan during any fiscal year may not exceed $750,000. The Compensation Committee may, however, make exceptions to such limit on director compensation in extraordinary circumstances, subject to the limitations in the 2020 Plan.

        Types of Awards.    The 2020 Plan authorizes the Compensation Committee to grant the following types of awards:

        Options.    Options may be granted under the 2020 Plan, including incentive stock options (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options ("non-qualified stock options"). To the extent that the aggregate fair market value of shares of common stock determined on the date of grant with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a non-qualified stock option. The exercise price of each option will be determined by the Compensation Committee, provided that the exercise price will be equal to or greater than 100% of the fair market value of a share of common stock on the date of grant. If we were to grant incentive stock options to any 10 percent stockholder, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant.

        The term of an option cannot exceed ten years from the date of grant. If we were to grant incentive stock options to any 10 percent stockholder, the term cannot exceed five years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, for transfers of non-qualified stock options, not for value, to family members pursuant to the terms and conditions of the 2020 Plan.

        Stock Appreciation Rights.    Stock appreciation rights provide the grantee with the right to receive, upon exercise, cash, shares of common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of our common stock on the date of exercise over the stock appreciation right's exercise price, which must be equal to or greater than 100% of the fair market value of our common stock on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Stock appreciation rights may be granted in tandem with, or independently from, an option. The term of a stock appreciation right cannot exceed ten years from the date of grant. Stock appreciation rights are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the 2020 Plan.

        Restricted Stock and Restricted Stock Units.    The Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of common stock subject to the award. Restricted stock and restricted stock units may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and restricted stock units. An award will be subject to forfeiture if events specified by the Compensation Committee occur before the lapse of the restrictions. During the period, if any, when shares of restricted stock and restricted stock units are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee, a grantee is prohibited from selling, transferring, assigning, pledging or otherwise encumbering or disposing of the restricted stock or restricted stock units.

        A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Compensation Committee or the 2020 Plan. The Compensation Committee may provide that any cash dividend payments or distributions paid on restricted stock either shall be reinvested in shares of common stock, or shall be paid in cash at the same time paid to other stockholders of the Company as of the record date for such dividend, in each case, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of restricted stock. Unless otherwise determined by the Compensation Committee, grantees of restricted stock units will have no voting or dividend rights or other rights associated with share ownership, although the Compensation Committee may award dividend equivalent rights on such units. The Compensation Committee may subject dividends and dividend equivalent rights paid on time-vested awards of restricted stock and restricted stock units to such forfeiture and repayment obligations if the underlying awards are forfeited before they vest. Grantees will not vest in dividends paid on performance-based awards of restricted stock or in dividend equivalent rights paid on performance-based awards of restricted stock units, and will be required to forfeit and/or repay to the Company such dividends and dividend equivalent rights if the performance goals for the underlying awards are not achieved or such awards otherwise do not vest.

        Unrestricted Stock.    Awards of unrestricted stock may be granted or sold in respect of past or future services or other valid consideration in lieu of or in addition to any cash compensation due to the grantee.

        Dividend Equivalent Rights.    Dividend equivalent rights entitle the grantee to receive credits for dividends or distributions that would be paid if the grantee held a specified number of shares underlying the right. The Compensation Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2020 Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or stock appreciation right.

        Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of common stock or awards, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the fair market value of the common stock on the reinvestment date. Dividend equivalent rights may be settled in cash, shares of common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Compensation Committee.

        A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except that dividend equivalent rights credited as a component of another award that vests or is earned based upon the achievement of performance goals may not vest unless the performance goals for the underlying award are achieved and the underlying award vests.

        Performance and Annual Incentive Awards.    The Compensation Committee may grant performance and annual incentive awards, payable in shares of common stock or cash, in such amounts and upon such terms as determined by the Compensation Committee. Each grant of a performance or annual incentive award will have an initial cash value or an actual or target number of shares of common stock that is established by the Compensation Committee on the date of grant. The Compensation Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of common stock that will be paid to a grantee.

        The performance goals upon which the payment or vesting of a performance or annual incentive award may be based may include, but are not limited to, on one or more of the following performance measures, with or without adjustment: net earnings or net income; operating earnings; pretax earnings; earnings per share; stock price, including growth measures and total stockholder return; earnings before interest and taxes; earnings before interest, taxes, depreciation and/or amortization; earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; merger-related events; gain or loss related to investments; sales and use tax settlements; and gain on non-monetary transactions); sales, originations or revenue growth or targets, whether in general or by type of product, service, or customer; diversification of sales or revenues, whether in general or by type of product, service or customer; gross or operating margins; return measures, including return on assets, capital, investment, equity, sales or revenue; cash flow (including: operating cash flow, free cash flow, levered free cash flow, cash flow return on equity and cash flow return on investment); productivity ratios; costs, reductions in costs and cost control measures; expense targets; underwriting cost per loan; credit losses; market or market segment share or penetration; financial ratios as provided in credit agreements of the Company and its subsidiaries; working capital targets; completion of acquisitions of businesses or companies; development of new lines of business or substantially expanding existing lines of business; completion of divestitures and asset sales; revenues under management; funds from operations; employee hiring, retention, growth in population and diversity; employee or customer satisfaction measurements; opening new offices expanding geographic coverage; execution of contractual arrangements or satisfaction of contractual requirements or milestones; and any combination of any of the foregoing business criteria.

        Performance under any of the foregoing performance measures may be used to measure the performance of (i) the Company and our subsidiaries and other affiliates as a whole; (ii) the Company, any subsidiary and/or any other affiliate or any combination thereof; or (iii) any one or more business units of the Company, any subsidiary and/or any other affiliate, as the Compensation Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Compensation Committee. The Compensation Committee may select performance under the performance measure of stock price for comparison to performance under one or more stock market indices designated or approved by the Compensation Committee. The Compensation Committee has the authority to provide for accelerated vesting of any performance or annual incentive award based on the achievement of any performance measures.

        Other Equity-Based Awards.    Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Compensation Committee. The terms and conditions that apply to other equity-based awards are determined by the Compensation Committee.

        Form of Payments.    The exercise price for any option or the purchase price (if any) for restricted stock or restricted stock units is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of shares of common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise and service rendered to the Company or our affiliates.

        Change in Control.    Unless provided otherwise in an award agreement or other written agreement, if the Company experiences a change in control in which awards are not assumed or continued by the surviving entity: (i) immediately before the change in control, except with respect to performance awards or as otherwise provided in clause (ii)(b) below, all restricted stock, restricted stock units and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered, and (ii) at the Compensation Committee's discretion, (a) all options and stock appreciation rights will become exercisable 15 days before the change in control, and terminate upon the consummation of the change in control and/or (b) all options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value. Performance awards will vest as to the greater of (i) vesting based on pro rata actual performance or (ii) vesting assuming target performance has been achieved. Other equity-based awards will be governed by the terms of the applicable award agreement.

        No Repricing.    Except in connection with certain corporate transactions involving the Company, we may not (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price, (ii) cancel outstanding options or stock appreciation rights in exchange for or substitution of options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights or (iii) cancel outstanding options or stock appreciation rights with an exercise price above the current fair market value in exchange for cash or other securities, in each case, unless such action (a) is subject to and approved by the Company's stockholders or (b) would not be deemed to be a repricing under the rules of the NYSE or any established stock exchange or securities market on which our common stock is listed or publicly traded.

Summary of U.S. Federal Income Tax Consequences

        The U.S. federal income tax consequences of awards under the 2020 Plan for participants and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of stockholders. A participant in the 2020 Plan should not rely on this description and instead should consult his or her own tax advisor.

        Incentive Stock Options.    The grant of an incentive stock option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain (or loss) realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain (or loss) if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirements"). We will not be entitled to any deduction under these circumstances.

        If the grantee fails to satisfy either of the holding period requirements, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a deduction to the extent the grantee recognizes ordinary income, subject to possible limitations imposed by Section 162(m) of the Code.

        Non-Qualified Options.    The grant of a non-qualified option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). We will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to possible limitations imposed by Section 162(m) of the Code.

        A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition and an additional 20% tax obligation, plus penalties and interest.

        Stock Appreciation Rights.    There are no immediate U.S. federal income tax consequences of receiving an award of stock appreciation rights under the 2020 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. We will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to possible limitations imposed by Section 162(m) of the Code.

        A stock appreciation right also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A stock appreciation right that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition and an additional 20% tax obligation plus penalties and interest.

        Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. We will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to possible limitations imposed by Section 162(m) of the Code.

        Restricted Stock Units.    There are no immediate U.S. federal income tax consequences of receiving an award of restricted stock units under the 2020 Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued, or, in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. We will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to possible limitations imposed by Section 162(m) of the Code.

        Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A results in the acceleration of income recognition and an additional 20% tax obligation, plus penalties and interest.

        Dividend Equivalent Rights.    Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. We will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to possible limitations imposed by Section 162(m) of the Code.

        Section 280G of the Code.    To the extent payments which are contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% nondeductible excise tax, and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2020 Plan includes a Section 280G "best after tax" provision, meaning, if any of the payments under the 2020 Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under

Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

        Section 162(m) of the Code.    In general, under Section 162(m) of the Code, income tax deductions of publicly traded companies may be limited to the extent total compensation for certain current or former executive officers exceeds $1 million in any one taxable year. Prior to the TCJ Act, the deduction limit did not apply to certain "performance-based" compensation established by an independent compensation committee which conformed to certain conditions stated under the Code and related regulations. As part of the TCJ Act, the ability to rely on this qualified "performance-based" compensation exception was eliminated. Although the Plan was structured with the intent that awards granted thereunder may meet the requirements for "performance-based" compensation under Section 162(m) of the Code, subject to certain transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1 million.

Plan Benefits

        Awards under the 2020 Plan are subject to the discretion of the Compensation Committee, and no determinations have been made by the Compensation Committee as to any future awards that may be granted pursuant to the 2020 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2020 Plan. However, our directors and executive officers are eligible to receive awards under the 2020 Plan and could benefit from the grant of equity-based awards under the 2020 Plan.

Additional Prior Award Information

        The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to stock options, restricted stock and restricted stock units that have been granted to such individuals and groups under the Plan through March 13, 2020:

Name and Position(1)	Shares Subject to Stock Options (Vested and Unvested) (#)(1)	Shares Subject to Time-Based Restricted Stock and Restricted Stock Units (Vested and Unvested) (#)(1)	Shares Subject to Performance- Based Restricted Stock Units (Vested) (#)(1)(2)	Shares Subject to Performance- Based Restricted Stock Units (Unvested) (#)(1)(3)
Named Executive Officers:
William M. Walker, Chairman and Chief Executive Officer	425,344	192,731	193,343	71,649
Stephen P. Theobald, Executive Vice President and Chief Financial Officer	99,207	120,414	50,239	19,902
Howard W. Smith, III, President	340,166	193,754	83,719	37,316
Richard M. Lucas, Executive Vice President, General Counsel and Secretary	2,781	155,912	53,423	19,902
Richard C. Warner, Executive Vice President and Chief Credit Officer	8,344	90,337	52,239	19,902
All current executive officers as a group (5 persons)	875,842	753,148	432,963	168,671
Non-executive officer current directors/director nominees:
Alan J. Bowers	—	34,069	—	—
Ellen D. Levy	—	2,252	—	—
Michael D. Malone	—	19,813	—	—
John Rice	—	27,433	—	—
Dana L. Schmaltz	—	31,631	—	—
Michael J. Warren	—	8,215	—	—
All non-executive officer current directors as a group (6 persons)	—	123,413	—	—
Each associate of any of such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5% of options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group (362 persons)	27,075	2,263,493	864,606	139,150

(1)
Share numbers shown do not take into account shares subject to awards that that have been cancelled, forfeited or expired unexercised. The closing price per share of our common stock on the NYSE on March 13, 2020 was $53.25.

(2)
Vested performance-based restricted stock units are shown based on the actual number of shares issued upon settlement of such awards.

(3)
Unvested performance-based restricted stock units are shown based on the target level of performance. The maximum number of performance-based restricted stock units that may vest is equal to 225% of the target level for executive officers and 167% - 200% of the target level for all other employees.

Interest of Certain Persons in the 2020 Plan

        Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the 2020 Plan because they may in the future receive awards under the 2020 Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the 2020 Plan.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 13, 2020, certain information regarding the beneficial ownership of our common stock by:

  •
  each person known to us to be the beneficial owner of more than 5% of our common stock;

  •
  each NEO;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes for each executive officer and director options that are currently exercisable or exercisable within 60 days of March 13, 2020. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership of 31,059,464 shares of common stock outstanding as of March 13, 2020.

        Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Walker & Dunlop, Inc., 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
The Vanguard Group(1)	4,281,372	13.78%
BlackRock, Inc.(2)	3,849,726	12.39%
Dimensional Fund Advisors LP(3)	1,779,375	5.73%
Directors and Named Executive Officers:
William M. Walker(4)	1,767,082	5.61%
Howard W. Smith, III(5)	804,210	2.56%
Stephen P. Theobald(6)	190,454	*
Richard C. Warner(7)	65,520	*
Richard M. Lucas(8)	136,521	*
Dana L. Schmaltz(9)	53,633	*
Alan J. Bowers(9)	37,855	*
John Rice(9)	24,439	*
Michael D. Malone	21,519	*
Michael J. Warren	2,519	*
Ellen D. Levy	—
Executive Officers and Directors as a group (11 persons)	3,103,753	9.72%

*
Less than 1%.

(1)
This amount includes 31,132 shares, 4,990 shares, 4,249,149 shares and 32,223 shares in which the holder exercises sole voting power, shared voting power, sole dispositive power and shared dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 11, 2020 by

  The Vanguard Group. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
This amount includes 3,782,905 shares and 3,849,726 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
This amount includes 1,676,881 shares and 1,779,375 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)
Includes 28,365 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. Includes 3,955 shares of common stock held as custodian for each of his three sons, for an aggregate of 11,865 shares of common stock. The reported number also includes 425,344 shares underlying currently exercisable stock options.

(5)
Includes 19,698 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. Includes 312,321 shares of common stock held by HIII 2011 Trust, 4,764 shares of common stock held as custodian for one daughter, 4,764 shares of common stock held by ADS 2015 Trust, 4,560 shares of common stock held by HWS IV 2012 Trust, 4,764 shares of common stock held by MHS 2010 Trust and 4,422 shares of common stock held by MMAS 2008 Trust. The reported number also includes 340,166 shares underlying currently exercisable stock options.

(6)
Includes 15,757 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 99,207 shares underlying currently exercisable stock options.

(7)
Includes 10,117 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 8,344 shares underlying currently exercisable stock options.

(8)
Includes 15,757 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 2,781 shares underlying currently exercisable non-qualified stock options.

(9)
Includes 1,860 shares of restricted stock, which represent the unvested portions of restricted stock grants.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policies

        Our Board has adopted a written policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is (or are to be) a participant, the amount involved exceeds $100,000 and a "related person" (as defined under SEC rules) has a direct or indirect material interest; provided, however, that approval is not required for competitive bidding and similar transactions that are not deemed to be related party transactions under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"). Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction, and will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. Our policy provides that any director who may be interested in a related person transaction should recuse himself or herself from any consideration of such related person transaction.

2010 Registration Rights Agreement

        In December 2010, in connection with our initial public offering, we completed formation transactions through which Walker & Dunlop, LLC became our wholly owned subsidiary. In connection with such formation transactions, we entered into a registration rights agreement with regard to shares of our common stock issued to former direct and indirect equity holders of Walker & Dunlop, LLC, which we refer to collectively as the 2010 registrable shares. Among the parties to such registration rights agreement, which we refer to as the 2010 registration rights agreement, were Column Guaranteed LLC ("Column"), three of our NEOs, Messrs. Walker, Smith and Warner, our then Executive Vice President, Chief Financial Officer & Treasurer, Deborah Wilson and certain employees and non-employees, together with their permitted assignees and transferees, we refer to collectively as holders of 2010 registrable shares.

        Pursuant to the 2010 registration rights agreement, we granted to holders of 2010 registrable shares demand registration rights, subject to certain limitations, to have such shares registered for resale on a registration statement that must remain effective for the shorter of: (a) two (2) years from its date of effectiveness, (b) the period ending on the date on which all of the 2010 registrable shares covered by such registration are eligible for sale without registration pursuant to Rule 144 or any successor provision under the Securities Act, without volume limitations or other restrictions on transfer thereunder and (c) the date on which the parties to the 2010 registration rights agreement complete the sale of all of the 2010 registrable shares. We also granted to holders of 2010 registrable shares holding a number of 2010 registrable shares equal to at least ten percent (10%) of the total number of shares of our common stock issued in the formation transactions described above demand registration rights, subject to certain limitations, pursuant to which such holder will be entitled to effect the sale of such 2010 registrable shares through an underwritten public offering.

        In addition to demand registration rights, we also granted to holders of 2010 registrable shares tag-along (or "piggy-back") rights, subject to certain limitations, pursuant to which such holders have the right to have such shares registered if we propose to file a registration statement with respect to an underwritten offering of shares for our own account.

        Notwithstanding the foregoing, in the event of certain corporate events affecting us for certain periods, we are permitted under the 2010 registration rights agreement, subject to certain limitations, to postpone the filing of a registration statement and from time to time to require holders of 2010 registrable shares not to sell under a registration statement or to suspend the effectiveness of such registration statement. We will bear all of the costs and expenses incident to our registration obligations under the 2010 registration rights agreement, including, among other things, fees and disbursements of one counsel retained by the selling holders of 2010 registrable shares. We have also agreed, subject to certain limitations, to indemnify holders of 2010 registrable shares against specified liabilities, including certain potential liabilities arising under the Securities Act.

        As of March 13, 2020, there are 1.5 million shares of our common stock that are registrable under the 2010 registration rights agreement, all of which are owned directly or indirectly by Messrs. Walker and Smith.

 OTHER MATTERS

Other Matters to Come Before the 2020 Annual Meeting

        No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2021 Annual Meeting

        Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than November 27, 2020.

        Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC, posted on our investor relations web page and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

* * * *

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
March 27, 2020

ANNEX A

WALKER & DUNLOP, INC.
2020 EQUITY INCENTIVE PLAN

A-i

A-ii

A-iii

A-iv

WALKER & DUNLOP, INC.
2020 EQUITY INCENTIVE PLAN

        Walker & Dunlop, Inc., a Maryland corporation (the "Company"), sets forth herein the terms of its 2020 Equity Incentive Plan (the "Plan"), as follows:

1.     PURPOSE

        This Plan is intended to (i) provide incentive to eligible persons to stimulate their efforts toward the success of the Company and to operate and manage its business in a manner that will provide for the long-term growth and profitability of the Company and that will benefit the stockholders and other important stakeholders of the Company, including its employees and customers; and (ii) provide a means of recruiting, rewarding and retaining key personnel. To this end, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Restricted Stock Units (including Deferred Stock Units), Dividend Equivalent Rights, Performance Awards, Annual Incentive Awards and Other Equity-Based Awards. Any of these Awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

        The Plan is an amendment and restatement of the 2015 Equity Incentive Plan, as amended from time to time and originally approved by the Board on March 31, 2015 and by the Company's stockholders on June 4, 2015 (the "2015 Plan"), which 2015 Plan was an amendment and restatement of the 2010 Equity Incentive Plan, as amended from time to time and originally approved by the Board on September 27, 2010 and by the Company's stockholders on November 29, 2010 (together with the 2015 Plan, the "Prior Plan"). In the event that the Company's stockholders do not approve this Plan, the Prior Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date this Plan is approved by the Board.

2.     DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

          2.1   "Affiliate" means, with respect to the Company, any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a Controlling Interest in such entity.

          2.2   "Annual Incentive Award" means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one (1) year (the Company's fiscal year, unless otherwise specified by the Board or the Committee).

          2.3   "Applicable Laws" means the legal requirements relating to the Plan and the Awards under (i) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (ii) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein, and (iii) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

          2.4   "Award" means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Dividend Equivalent Right, Performance Award, Annual Incentive Award, or Other Equity-Based Award.

          2.5   "Award Agreement" means the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

          2.6   "Benefit Arrangement" means any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.

          2.7   "Board" means the Board of Directors of the Company.

          2.8   "Capital Stock" means with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all shares of Stock.

          2.9   "Cause" shall have the meaning set forth in an applicable written agreement between a Grantee and the Company or an Affiliate, and in the absence of such agreement, means, with respect to any Grantee and as determined by the Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); (iii) a material violation of a Company policy; or (iv) a material breach of any term of any employment, consulting, or other services, confidentiality, intellectual property, or non-competition agreements, if any, between the Grantee and the Company or an Affiliate.

          2.10 "Change in Control" means, subject to Section 18.9, the occurrence of any of the following:

              (i)  The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the then outstanding shares of Stock (the "Outstanding Company Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition by the Company; (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company; and (c) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2), and (3) of Section 2.10(iii); or

             (ii)  Individuals who, as of the date this Plan, as amended and restated, is approved by the Company's stockholders, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii)  Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business

    Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person (excluding any corporation or trust resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or trust resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of the corporation or trust resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or trust except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation or trust resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company and consummation of such transaction.

          The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

          2.11 "Code" means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Sections shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

          2.12 "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been so designated, the Board itself).

          2.13 "Company" means Walker & Dunlop, Inc., a Maryland corporation, and any successor thereto.

          2.14 "Controlling Interest" shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (i) except as specified in clause (ii) below, an interest of "at least 50 percent" shall be used instead of an interest of "at least 80 percent" in each case where "at least 80 percent" appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (ii) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of "at least 20 percent" shall be used instead of an interest of "at least 80 percent" in each case where "at least 80 percent" appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

          2.15 "Deferred Stock Unit" means a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

          2.16 "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          2.17 "Disqualified Individual" shall have the meaning set forth in Code Section 280G(c).

          2.18 "Dividend Equivalent Right" means a right, granted to a Grantee pursuant to Section 13, entitling the Grantee thereof to receive, or to receive credits for the future payments of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee as of the record date.

          2.19 "Exchange Act" means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

          2.20 "Fair Market Value" means the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:

              (i)  If on such date the shares of Stock are listed on a Stock Exchange or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock on the last preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

             (ii)  If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of a share of Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

          Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including, without limitation, using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

          2.21 "Family Member" means, with respect to a Grantee as of any date of determination, (i) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee; (ii) any Person sharing such Grantee's household (other than a tenant or employee); (iii) a trust in which any one or more of the Persons specified in clauses (i) and (ii) of this Section 2.22 (and such Grantee) own more than fifty percent (50%) of the beneficial interest; (iv) a foundation in which any one or more of the Persons specified in clauses (i) and (ii) of this Section 2.22 (and such Grantee) control the management of assets; and (v) any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

          2.22 "Grant Date" means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other subsequent date specified by the Committee in the corporate action approving the Award.

          2.23 "Grantee" means a person who receives or holds an Award under the Plan.

          2.24 "Incentive Stock Option" means an "incentive stock option" within the meaning of Code Section 422.

          2.25 "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act.

          2.26 "Non-qualified Stock Option" means an Option that is not an Incentive Stock Option.

          2.27 "Officer" shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

          2.28 "Option" means an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Section 8.

          2.29 "Option Price" means the per share exercise price for shares of Stock subject to an Option.

          2.30 "Other Agreement" means any agreement, contract, or understanding heretofore or hereafter entered into by the Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.

          2.31 "Other Equity-Based Award" means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Dividend Equivalent Right, Performance Award, or Annual Incentive Award.

          2.32 "Parachute Payment" shall mean a "parachute payment" within the meaning of Code Section 280G(b)(2).

          2.33 "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period as specified by the Committee.

          2.34 "Performance Measures" means measures on which the performance goal or goals under Performance Awards are based, including, but not limited to, those set forth in Section 14.5.3.

          2.35 "Performance Period" means the period of time, up to a maximum of ten (10) years with respect to Performance Awards and one (1) year with respect to Annual Incentive Awards, during or over which the performance goals under Performance Awards and Annual Incentive Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance Award or Annual Incentive Award.

          2.36 "Person" means an individual, corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.10, Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

          2.37 "Plan" means this Walker & Dunlop, Inc. 2020 Equity Incentive Plan, as amended from time to time.

          2.38 "Purchase Price" means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Restricted Stock Units, or Unrestricted Stock.

          2.39 "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

          2.40 "Restricted Period" means a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.

          2.41 "Restricted Stock" means shares of Stock awarded to a Grantee pursuant to Section 10.

          2.42 "Restricted Stock Unit" means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

          2.43 "SAR Exercise Price" means the per share exercise price of a SAR.

          2.44 "Securities Act" means the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

          2.45 "Securities Market" means an established national or regional securities market.

          2.46 "Separation from Service" shall have the meaning set forth in Code Section 409A.

          2.47 "Service" means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider's employment or other Service relationship is with an Affiliate and the applicable Person ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such Person ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

          2.48 "Service Provider" means (i) an employee, officer, or director of the Company or an Affiliate, or (ii) a consultant or adviser to the Company or an Affiliate (1) who is a natural person, (2) who is currently providing bona fide services to the Company or an Affiliate, and (3) whose services are not in connection with the Company's sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's Stock.

          2.49 "Service Recipient Stock" shall have the meaning set forth in Code Section 409A.

          2.50 "Share Limit" shall have the meaning set forth in Section 4.1.

          2.51 "Short-Term Deferral Period" shall have the meaning set forth in Code Section 409A.

          2.52 "Stock" means the common stock, par value $0.01 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 17.1.

          2.53 "Stock Appreciation Right" or "SAR" means a right granted to a Grantee pursuant to Section 9.

          2.54 "Stock Exchange" means the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.

          2.55 "Subsidiary" means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (i) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (ii) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.

          2.56 "Substitute Award" means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or other business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

          2.57 "Ten Percent Stockholder" means a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company's parent (if any), or any of the Company's Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

          2.58 "Unrestricted Stock" means Stock that is free of any restrictions granted pursuant to Section 11.

3.     ADMINISTRATION OF THE PLAN

        3.1    Committee.

          3.1.1    Powers and Authorities.

            The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (i) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (ii) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company's certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

            In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1.1 if the Board has delegated the power and authority to do so to such Committee.

          3.1.2    Composition of the Committee.

            The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (i) a Non-Employee Director and (ii) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

          3.1.3    Other Committees.

            The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company, which (i) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (ii) may grant Awards under the Plan to such Grantees, and (iii) may determine all terms of such Awards, in each case, subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

          3.1.4    Delegation by Committee.

            To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee; provided that the Committee may not delegate its authority hereunder (i) to make Awards to directors of the Company, (ii) to make Awards to employees who are Officers or officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (iii) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee's delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the "Committee" will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

        3.2    Board.

        The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company's certificate of incorporation and bylaws and Applicable Laws.

        3.3    Terms of Awards.

        Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

            (i)  designate Grantees;

           (ii)  determine the type or types of Awards to be made to a Grantee;

          (iii)  determine the number of shares of Stock to be subject to an Award or to which an Award relates;

          (iv)  establish the terms and conditions of each Award (including the Option Price, SAR Exercise Price, and Purchase Price; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

           (v)  prescribe the form of each Award Agreement evidencing an Award;

          (vi)  subject to the limitation on repricing in Section 3.5, amend, modify, or supplement the terms of any outstanding Award, which authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee, impair the Grantee's rights under such Award; and

         (vii)  make Substitute Awards.

        3.4    Forfeiture; Recoupment.

        The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. Furthermore, if the Grantee of an outstanding Award is an employee of the Company or an Affiliate thereof and such Grantee's Service is terminated for Cause, the Committee may annul such Grantee's outstanding Award as of the date of the Grantee's termination of Service for Cause.

        Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company (x) to the extent set forth in the Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate "clawback" or recoupment policy that is adopted to comply with the requirements of any Applicable Laws or (2) any

Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

        Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under Applicable Laws, the natural Persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12)-month period following the first public issuance or filing (whichever first occurred) with the United States Securities and Exchange Commission of the financial document that contained such material noncompliance.

        Notwithstanding any other provision of this Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then a Grantee shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if, pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.

        3.5    No Repricing without Stockholder Approval.

        Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (i) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Exercise Price, as applicable, of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Exercise Price, as applicable, that is less than the Option Price or SAR Exercise Price, as applicable, of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an Option Price or SAR Exercise Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (a) is subject to and approved by the Company's stockholders or (b) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

        3.6    Deferral Arrangement.

        The Committee may permit or require the deferral of any payment pursuant to an Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

        3.7    No Liability.

        No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any

provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of (including, without limitation, designees of) the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

        3.8    Stock Issuance/Book-Entry.

        Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including, without limitation, book-entry or direct registration or the issuance of one or more share certificates.

4.     STOCK SUBJECT TO THE PLAN

        4.1    Number of Shares of Stock Reserved for Awards.

        Subject to adjustment as provided in Section 4.2 and Section 17, the number of shares of Stock reserved for issuance under the Plan will be equal to the sum of (i) 2,000,000 shares of Stock, plus (ii) the number of shares of Stock available for future Awards under the Prior Plan as of the date this Plan, as amended and restated, is approved by the Company's stockholders, plus (iii) the number of shares of Stock related to Awards outstanding under the Prior Plan as of the date this Plan, as amended and restated, is approved by the Company's stockholders, that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock (the "Share Limit"). Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Shares of Stock to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by Applicable Laws, issued shares that have been reacquired by the Company.

        4.2    Adjustments in Authorized Shares of Stock.

        In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and/or to grant Substitute Awards under the Plan for such awards. The Share Limit pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock available for issuance under the Plan, subject to applicable requirements of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

        4.3    Share Usage.

        Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1. Any shares of Stock that are subject to Awards shall be counted against the Share Limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the Share Limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle the SAR upon exercise. The target number of shares issuable under a Performance Award shall be counted against the Share Limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Award to the extent different from such target number of shares.

        If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any shares of Stock subject thereto or is settled in cash in lieu of shares of Stock, then the number of shares of Stock counted against the Share Limit with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan in the same amount as such shares of Stock were counted against the Share Limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) deducted or delivered from payment of an Award payment in connection with the Company's tax withholding obligations as described in Section 18.3, (iii) purchased by the Company with proceeds from Option exercises, or (iv) not issued upon the net settlement or net exercise of a Stock-settled SAR.

5.     TERM; AMENDMENT, SUSPENSION, AND TERMINATION

        5.1    Term.

        The Plan, as amended and restated, shall become effective as of the date on which it is approved by the Company's stockholders. In the event that the Company's stockholders do not approve this Plan, the Prior Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date this Plan is approved by the Board. The Plan shall terminate on the first to occur of (i) the tenth (10th) anniversary of the date this Plan, as amended and restated, is approved by the Board, (ii) the date determined in accordance with Section 5.2, and (iii) the date determined in accordance with Section 17.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board's adoption of this Plan, as amended and restated. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

        5.2    Amendment, Suspension, and Termination of the Plan.

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board or required by Applicable Laws (including applicable Stock Exchange listing requirements); provided that no amendment will be made to the no-repricing provisions of Section 3.5, the Option Price provisions of Section 8.1, and the SAR Exercise Price provisions of Section 9.1 without the approval of the Company's stockholders.

6.     AWARD ELIGIBILITY AND LIMITATIONS

        6.1    Service Providers and Other Persons.

        Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Committee shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

        6.2    Limitation on Shares of Stock Subject to Awards and Cash Awards.

        Subject to adjustment as provided in Section 17:

            (i)  the maximum number of shares of Stock that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6 is six hundred thousand (600,000) shares;

           (ii)  the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6 is six hundred thousand (600,000) shares; and

          (iii)  the maximum amount that may be paid as an Annual Incentive Award (whether or not cash-settled) in a calendar year to any Person eligible for an Award under Section 6 shall be seven million five hundred thousand dollars ($7,500,000), and the maximum amount that may be paid as a cash-denominated Performance Award (whether or not cash-settled) in respect of a Performance Period in excess of twelve (12) months by any Person eligible for an Award under Section 6 shall be ten million dollars ($10,000,000).

        6.3    Director Compensation.

        Notwithstanding any provision to the contrary in the Plan, the Committee may establish compensation for non-employee directors from time to time, subject to the limitations in the Plan. The Committee will from time to time determine the terms, conditions and amounts of all such non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $750,000. The Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

        6.4    Stand-Alone, Additional, Tandem and Substitute Awards.

        Subject to Section 3.4, Awards granted under the Plan may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (i) any other Award, (ii) any award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (iii) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.5, the Option Price of an Option or the SAR Exercise Price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided, that the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.     AWARD AGREEMENT

        Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements utilized from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.     TERMS AND CONDITIONS OF OPTIONS

        8.1    Option Price.

        The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

        8.2    Vesting and Exercisability.

        Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

        8.3    Term.

        Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the fifth (5th) anniversary of the Grant Date of such Incentive Stock Option.

        8.4    Termination of Service.

        Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

        8.5    Limitations on Exercise of Option.

        Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event which results in termination of the Option in accordance with Section 17.

        8.6    Method of Exercise.

        Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee's delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company's principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

        8.7    Rights of Holders of Options.

        Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option or to direct the voting of the shares of Stock subject to such Option) until the shares of Stock subject thereby are fully paid and issued to such Grantee or other Person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of issuance of such shares of Stock.

        8.8    Delivery of Stock.

        Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive evidence of such Grantee's ownership of the shares of Stock subject to the Option as shall be consistent with Section 3.8.

        8.9    Transferability of Options.

        Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only the Grantee (or, in the event of such Grantee's legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

        8.10    Family Transfers.

        If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

        8.11    Limitations on Incentive Stock Options.

        An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

        8.12    Notice of Disqualifying Disposition.

        If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

        9.1    Right to Payment and SAR Exercise Price.

        A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one (1) share of Stock on the date of exercise over (ii) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or part of any other Award, or without regard to any Option or other Award; provided, that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

        9.2    Other Terms.

        The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award; and any other terms and conditions of any SAR; provided, that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

        9.3    Term.

        Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

        9.4    Rights of Holders of SARs.

        Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such SAR or to direct the voting of the shares of Stock subject to such SAR) until, if applicable, the shares of Stock subject thereby are fully paid and issued to such Grantee or other Person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of issuance of such shares of Stock, if applicable.

        9.5    Transferability of SARs.

        Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee's legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

        9.6    Family Transfers.

        If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR, if any, shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.   TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

        10.1    Grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

        Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration, such as a Purchase Price, or no consideration, other than par value of the shares of Stock, which may be deemed paid by past or future Services to the Company or an Affiliate.

        10.2    Restrictions.

        At the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Section 14. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

        10.3    Registration; Restricted Stock Certificates.

        Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (i) the Secretary of the Company shall hold such certificates for such Grantee's benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement. Pursuant to Section 3.8, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration will contain an appropriate legend or restriction similar to the foregoing to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.

        10.4    Rights of Holders of Restricted Stock.

        Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (i) any cash dividend payments or distributions paid on Restricted Stock either shall be reinvested in shares of Stock or shall be paid in cash at the same time paid to other stockholders of the Company as of the record date for such dividend, in each case which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (ii) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Dividend payments or distributions declared or paid on shares of Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest or be paid unless such performance goals for such shares of Restricted Stock are achieved. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

        10.5    Rights of Holders of Restricted Stock Units and Deferred Stock Units.

          10.5.1    Voting and Dividend Rights.

          Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding Restricted Stock Units or Deferred Stock Units shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Award or to direct the voting of the shares of Stock subject to such Award) until, if applicable, the shares of Stock subject thereby are fully paid and issued to such Grantee or other Person. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units, as applicable, shall be entitled to receive Dividend Equivalent Rights, in accordance with Section 13.

          10.5.2    Creditor's Rights.

          A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general, unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

        10.6    Termination of Service.

        Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after the Award Agreement is issued, but prior to termination of the Grantee's Service, upon the termination of a Grantee's Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee shall have no further rights with respect to such Award, including, without limitation, any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

10.7 Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units.

        The Grantee of an Award of Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units, or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past or future Services rendered or to be rendered to the Company or an Affiliate.

        10.8    Delivery of Shares of Stock.

        Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock and to Restricted Stock Units or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee's beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee's beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11.   TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

        11.1    Unrestricted Stock.

        The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or such other higher Purchase Price determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past or future

Services or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.

        11.2    Other Equity-Based Awards.

        The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after the Award Agreement is issued, but prior to termination of Grantee's Service, upon the termination of a Grantee's Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee shall have no further rights with respect to such Other Equity-Based Award.

12.   FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

        12.1    General Rule.

        Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

        12.2    Surrender of Shares of Stock.

        To the extent the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

        12.3    Cashless Exercise.

        To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and/or any withholding taxes described in Section 18.3.

        12.4    Other Forms of Payment.

        To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price, if any, for Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units may be made in any other form that is consistent with Applicable Laws, including, without limitation, (i) with respect to Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (ii) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or Purchase Price, if any, and/or any withholding taxes described in Section 18.3.

13.   TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

        13.1    Dividend Equivalent Rights.

        A Dividend Equivalent Right may be granted hereunder; provided that no Dividend Equivalent Right may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (i) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (ii) contain terms and conditions which are different from the terms and conditions of such other Award; provided, however, that Dividend Equivalent rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest or be paid unless the performance goals for such underlying Award are achieved.

        13.2    Termination of Service.

        Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after the Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee's termination of Service for any reason.

14.   TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

        14.1    Grant of Performance Awards and Annual Incentive Awards.

        Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards in such amounts and upon such terms as the Committee shall determine.

        14.2    Value of Performance Awards and Annual Incentive Awards.

        Each Performance Award and Annual Incentive Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock that will be paid out to the Grantee thereof.

        14.3    Earning of Performance Awards and Annual Incentive Awards.

        Subject to the terms of this Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards or Annual Incentive Awards shall be entitled to receive a payout of the value earned under such Performance Awards or Annual Incentive Awards by such Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        14.4    Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

        Payment of the value earned under Performance Awards and Annual Incentive Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance Awards in the form of cash, shares of Stock, other Awards, or in a combination thereof, including shares of Stock and/or other Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance Awards and Annual Incentive Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the Performance Period ends.

        14.5    Performance Conditions.

        The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

          14.5.1    Performance Goals Generally.

          The performance goals for Performance Awards or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

          14.5.2    Settlement of Awards; Other Terms.

          Settlement of such Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of a Performance Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the Award will be paid or forfeited in the event of a termination of Service.

          14.5.3    Performance Measures.

          The performance goals upon which the payment or vesting of a Performance Award or Annual Incentive Award may be conditioned may include, but shall not be limited to, the following Performance Measures, with or without adjustment (including pro forma adjustments):

    (a)
    net earnings or net income;

    (b)
    operating earnings;

    (c)
    pretax earnings;

    (d)
    earnings per share of Stock;

    (e)
    Stock price, including growth measures and total stockholder return;

    (f)
    earnings before interest and taxes;

    (g)
    earnings before interest, taxes, depreciation and/or amortization;

    (h)
    earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following:

    •
    stock-based compensation expense;

    •
    income from discontinued operations;

    •
    gain on cancellation of debt;

    •
    debt extinguishment and related costs;

    •
    restructuring, separation, and/or integration charges and costs;

    •
    reorganization and/or recapitalization charges and costs;

    •
    impairment charges;

    •
    merger-related events;

    •
    gain or loss related to investments;

    •
    sales and use tax settlements; and

    •
    gain on non-monetary transactions;

    (i)
    sales, originations or revenue growth or targets, whether in general or by type of product, service, or customer;

    (j)
    diversification of sales or revenues, whether in general or by type of product, service, or customer;

    (k)
    gross or operating margins;

    (l)
    return measures, including return on assets, capital, investment, equity, sales, or revenue;

    (m)
    cash flow, including:

    •
    operating cash flow;

    •
    free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

    •
    levered free cash flow, defined as free cash flow less interest expense;

    •
    cash flow return on equity; and

    •
    cash flow return on investment;

    (n)
    productivity ratios;

    (o)
    costs, reductions in costs, and cost control measures;

    (p)
    expense targets;

    (q)
    underwriting cost per loan;

    (r)
    credit losses;

    (s)
    market or market segment share or penetration;

    (t)
    financial ratios as provided in credit agreements of the Company and its subsidiaries;

    (u)
    working capital targets;

    (v)
    completion of acquisitions of businesses or companies;

    (w)
    development of new lines of business or substantially expanding existing lines of business;

    (x)
    completion of divestitures and asset sales;

    (y)
    revenues under management;

    (z)
    funds from operations;

    (aa)
    employee hiring, retention, growth in population, and diversity;

    (bb)
    employee or customer satisfaction measurements;

    (cc)
    opening new offices expanding geographic coverage,

    (dd)
    execution of contractual arrangements or satisfaction of contractual requirements or milestones; and

    (ee)
    any combination of any of the foregoing business criteria.

          Performance under any of the foregoing Performance Measures (i) may be used to measure the performance of (x) the Company, its Subsidiaries, and other Affiliates as a whole, (y) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (z) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (ii) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance Award or Annual Incentive Award based on the achievement of any Performance Measures.

          14.5.4    Evaluation of Performance.

          The Committee may provide in any Performance Award or Annual Incentive Award that any evaluation of performance may include or exclude the impact of certain events that occur during a Performance Period, including but not limited to: (i) asset write-downs; (ii) litigation or claims, judgments, or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization, restructuring, or capital raising events or programs; (v) extraordinary, non-core, non-operating, or non-recurring items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) impact of shares of Stock purchased through share repurchase programs; (ix) tax valuation allowance reversals; (x) impairment expense; and (xi) environmental expense.

        14.6    Provisions Applicable to Section 162(m) Awards.

        Notwithstanding any other provision of the Plan or any Award, each Award made under the Plan prior to November 2, 2017 that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code prior to its repeal or is otherwise not subject to the deduction limitation of Section 162(m) of the Code because it was granted to an individual who was not considered a "covered employee" under Section 162(m) of the Code (each such Award, a "Section 162(m) Award") shall be subject to any additional limitations as the Committee determines necessary for such Section 162(m) Award to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code prior to its repeal or to otherwise be exempt from Section 162(m) of the Code pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, and to the extent any of the provisions of the Plan or any Award would cause any Section 162(m) Award to fail to so qualify or to otherwise be so exempt, any such provisions shall not apply to such Award to the extent necessary to ensure the continued qualification or exemption of such Award. To the extent permitted by applicable law, the Plan and any such Award shall be deemed amended to the extent necessary to conform to such requirements. To the extent necessary with respect to Section 162(m) Awards, the Committee shall be comprised solely of two or more directors intended to qualify as "outside directors" for purposes of Section 162(m) of the Code.

15.   PARACHUTE LIMITATIONS

        If the Grantee is a Disqualified Individual, then, notwithstanding any other provision of this Plan or of any Other Agreement, and notwithstanding any Benefit Arrangement, any right to exercise, vesting, payment or benefit to the Grantee under this Plan shall be reduced or eliminated:

            (i)  to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under this Plan to be considered a Parachute Payment; and

           (ii)  if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

        Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee's sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.   REQUIREMENTS OF LAW

        16.1    General.

        The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company's certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

        16.2    Rule 16b-3.

        During any time when the Company has any class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Board or Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.   EFFECT OF CHANGES IN CAPITALIZATION

        17.1    Changes in Stock.

        If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of share or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in Capital Stock, or other increase or decrease in such Stock effected without receipt of consideration by the Company, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including, without limitation, the Share Limit set forth in Section 4.1 and the individual limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Exercise Price, as applicable. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee shall, in such manner as the Board or the Committee deems appropriate, adjust (i) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (ii) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Exercise Price of outstanding Stock Appreciation Rights, as applicable, to reflect such distribution.

        17.2    Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

        Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price and SAR Exercise Price so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award or received by the Grantee as a result of the reorganization, merger, or consolidation. In the event of a transaction described in this Section 17.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

        17.3    Change in Control in which Awards are not Assumed.

        Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

            (i)  Subject to clause (ii)(b) below, immediately prior to the occurrence of such Change in Control, in each case with the exception of any Performance Award, all outstanding shares of Restricted Stock and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and

           (ii)  Either or both of the following two (2) actions shall be taken:

      (a)
      At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (b) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

        or

      (b)
      The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR, multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control exceeds (II) the Option Price or SAR Exercise Price applicable to such Options or SARs.

          (iii)  Performance Awards shall be deemed to have vested as to the greater of (a) vesting as though target performance has been achieved or (b) vesting based on pro rata actual performance as of a date reasonably proximal to the date of consummation of the Change in Control, as determined by the Committee in its sole discretion, where that level of performance thus determined shall be treated as achieved immediately prior to the consummation of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(iii), if any Awards arise from application of this Section 17, such Awards shall be settled under the applicable provision of Section 17.3(i) and (ii).

          (iv)  Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

        17.4    Change in Control in which Awards are Assumed.

        Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

        The Plan, Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards theretofore granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Awards theretofore granted, or for the substitution for such Awards for new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

        17.5    Adjustments.

        Adjustments under this Section 17 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Committee's ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events involving the Company that are not a Change in Control hereunder.

        17.6    No Limitations on Company.

        The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

18.   GENERAL PROVISIONS

        18.1    Disclaimer of Rights.

        No provision in the Plan, any Award, or any Award Agreement shall be construed (i) to confer upon any Person the right to remain in the Service of the Company or an Affiliate, (ii) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (iii) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

        18.2    Nonexclusivity of the Plan.

        Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determines desirable.

        18.3    Withholding Taxes.

        The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or the issuance of any shares of Stock or cash upon the exercise of, settlement of, or otherwise with respect to, an Award. At the time of such vesting, lapse, exercise, settlement, or other payment, the Grantee shall pay in cash to the Company or such Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day that the same day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligations, in whole or in part, (i) by causing the Company or an Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligations shall be determined by the Company or an Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligations only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award, or payment of shares of Stock pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the maximum statutory tax rates applicable in the Grantee's jurisdiction; provided, that, such shares shall be rounded up to the nearest whole share of Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America.

        18.4    Captions.

        The use of captions in this Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

        18.5    Other Provisions.

        Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

        18.6    Number and Gender.

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

        18.7    Severability.

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        18.8    Governing Law.

        The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

        18.9    Section 409A of the Code.

        The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee's Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee's Separation from Service (or the Grantee's death, if earlier).

        Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

        Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on May 13, 2020. Internet Go to www.envisionreports.com/WD or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/WD Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: 01 - Alan J. Bowers 05 - Dana L. Schmaltz 02 - Ellen D. Levy 06 - Howard W. Smith III 03 - Michael D. Malone 07 - William M. Walker 04 - John Rice 08 - Michael J. Warren Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________________________________ For Against Abstain ForAgainst Abstain 2. Ratification of the appointment of the independent registered public accounting firm. 3. Advisory resolution to approve executive compensation. 4. Approval of the adoption of the 2020 Equity Incentive Plan, which constitutes an amendment and restatement of the Walker & Dunlop, Inc. 2015 Equity Incentive Plan, as amended. Change of Address — Please print new address below. Comments — Please print your comments below. NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 037YHB C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Non-Voting Items A Proposals — The Board of Directors recommend a vote “FOR” each Director Nominee, “FOR” proposal 2, “FOR” proposal 3 and “FOR” proposal 4. Annual Meeting Proxy Card

Annual Meeting of Stockholders May 14, 2020, 10:00 a.m. ET Hilton Garden Inn 7301 Waverly Street, Bethesda, Maryland 20814 Upon arrival, please present this admission ticket and photo identification at the registration desk. Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the company's Annual Meeting of Stockholders may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the company and available at www.walkerdunlop.com. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders The Proxy Statement and the 2019 Annual Report to Stockholders are available at: www.envisionreports.com/WD q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2020 Annual Meeting of Stockholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Richard M. Lucas and William M. Walker, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Walker & Dunlop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 14, 2020 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS 2, 3 AND 4, AS RECOMMENDED BY THE DIRECTORS. (Continued and to be marked, dated and signed, on the other side) Walker & Dunlop, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/WD